UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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CALIFORNIA RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALIFORNIA RESOURCES CORPORATION

2018 PROXY REPORT AND NOTICE OF ANNUAL MEETING

Letter to Shareholders from the Chairman of the Board

Dear Shareholders,

CRC is committed to continuing our track record of exceptional execution in 2018. Guided by our focus on value creation, living within cash flow and delivering smart growth, our team’s performance during the recent severe commodity price downturn demonstrated the strength of our assets and the resiliency of our business model. Our management team made a series of proactive, strategic moves to effectively navigate the bottom of the cycle, and now CRC has a stronger foundation in place to capture significant value as the Company invests in its deep inventory of projects. Our management team’s focus on optimizing investment in our vast, world-class resources, driving operational execution in a return-focused way and strengthening our financial position is expected to drive CRC’s performance in 2018 and beyond.

A key aspect of CRC’s success is our strong corporate culture bound by high ethical standards and values that rewards acting with character, responsibility and commitment. CRC's Board, which includes eight independent directors, regularly reviews the Company's governance policies to ensure good business practices and a strong compliance program. Our management team and Board of Directors are committed to effective and ethical corporate governance, which we believe sustains and enhances shareholder value.

CRC regularly engages in dialogue with our shareholders to ensure we remain aligned and responsive as we strive for governance best practices. To that end, we are working on several fronts for continuous improvement on issues that reflect investor feedback and take into account key governance topics, including super-majority voting, overboarding and compensation matters.

In response to shareholder feedback, we are recommending amendments to CRC’s certificate of incorporation to reduce the current supermajority voting thresholds to a majority vote. If approved, the Board also intends to approve related amendments to the corresponding provisions in the Company’s bylaws. Additionally, the Board amended its overboarding policy in 2017 to restrict directors who are currently sitting CEOs of public companies from serving on more than two other public company boards without approval of CRC’s Nominating and Governance Committee. Building on strong shareholder support of our executive compensation practices, the Compensation Committee also responded to shareholder feedback by increasing the proportion of stock-based, long-term performance-based awards, reducing the qualitative, individual portion of the annual incentive awards and providing more detailed disclosure regarding compensation decisions under the qualitative portion of the annual incentive.

CRC’s workplace is built on an unwavering commitment to promoting health and safety throughout our operations and providing a pathway to middle-class jobs, ample career advancement and strength through diversity. CRC is proud to participate in an industry that provides high wages for working families and reflects the ethnic diversity of California. However, there is more to be done as we look to promote the benefits of diversity throughout the organization.

Dedicated to supplying energy for California by Californians, CRC proudly shares and endorses California’s commitment to conserve our natural resources and protect our environment. To that end, we are pleased to report that CRC has adopted 2030 Sustainability Goals throughout our operations which advance the State’s 2030 goals and aid in our life-of-field planning process. CRC’s goals are measured against a 2013 baseline, which is the year before we launched as an independent company, and include four key components: 1) significantly increase the volume of recycled produced water, sustaining our role as a net water supplier for agriculture; 2) integrate renewable power into oil and gas operations to reduce our electricity demand from the grid, as well as greenhouse gas and other air emissions; 3) significantly reduce methane emissions in both the design and construction of new facilities and through retrofitting existing facilities and equipment; and 4) design and permit a carbon dioxide capture and storage system that would achieve carbon neutral status for the Elk Hills Field, our flagship location, through carbon dioxide enhanced oil recovery.

CRC plans to report annually on our progress on our 2030 Sustainability Goals, including quantitative metrics on water recycling, renewable power and methane reductions, and intends to set interim milestones for each sustainability goal. These goals will be subject to liquidity, funding and permitting requirements, and to adjustment for major acquisitions and dispositions. We believe these goals underscore CRC’s commitment to being responsible stewards of California’s natural resources. In furtherance of this commitment, we also participate in multiple environmental, sustainability and governance surveys. By increasing local production of oil, natural gas and electricity, CRC and other California producers make our energy supply more secure, affordable and reliable, reduce reliance on imports from across the globe, and make our economy and society more resilient and self-sufficient.

The Board and I could not be more pleased with CRC’s progress since its spin-off in 2014. In a more favorable pricing environment, fundamentals are in place for shareholders to reap the rewards of your commitment and continued support as CRC focuses on exceptional execution and smart value-creating investment in our business.

Regards,

William “Bill” Albrecht, Chairman

IMPORTANT VOTING INFORMATION

If you owned shares of our common stock at the close of business on March 12, 2018, you are entitled to one vote per share upon each matter presented at our 2018 annual meeting of stockholders to be held on May 9, 2018. In order for stockholders whose shares were held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) as of March 12, 2018 to attend the 2018 annual meeting, they will need to obtain a proxy from the broker, bank or other nominee that holds their shares authorizing them to vote at the annual meeting.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting, except on ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, and you own shares that are registered in your own name, please contact AST Shareholder Services at (866) 659-2647 or (718) 921-8124. If you have any questions about the proxy voting process, and your shares are held in “street name,” please contact the broker, bank or other nominee where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (818) 661-6010 or by e-mail at IR@crc.com.

ATTENDING THE ANNUAL MEETING IN PERSON

Only stockholders of record or their legal proxy holders as of March 12, 2018 or our invited guests may attend the annual meeting in person. If you plan to attend the annual meeting in person, you must present a valid form of government-issued photo identification, such as a driver’s license or passport. In addition to such personal identification, you will need an admission ticket or proof of ownership of CRC stock as of the record date to enter the annual meeting. If your shares are registered in your name, you will find an admission ticket attached to the notice regarding the internet availability of proxy materials or the proxy card sent to you. If your shares are held in street name with a broker, bank or other nominee, you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date for the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON MAY 9, 2018

The Notice of the 2018 Annual Meeting of Stockholders, the Proxy Statement for the 2018 Annual Meeting of Stockholders and the 2017 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2017) of California Resources Corporation are available at http://www.astproxyportal.com/ast/20758/.

2018 PROXY STATEMENT

TABLE OF CONTENTS

Anti-Hedging and Anti-Pledging Policy	56
Compensation Risk Management	57
Tax Considerations	57
Compensation Committee Report	58
Executive Compensation Tables	59
Summary Compensation Table	59
Grants of Plan-Based Awards	60
Outstanding Equity Awards at December 31, 2017	61
Option Exercises and Stock Vested in 2017	62
2017 Nonqualified Deferred Compensation Table	62
CEO Pay Ratio	63
Potential Payments upon Termination or Change in Control	64
Director Compensation	66
Program Objectives	66
Program Elements	66
2017 Compensation of Directors	66
Stock Ownership Information	68
Security Ownership of Directors, Management and Certain Beneficial Holders	68
Section 16(a) Beneficial Ownership Reporting Compliance	68
Proposals Requiring Your Vote	69
Proposal 1: Election of Directors	69
Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	69
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation	70
Proposal 4: Approval of the Second Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan	71
Proposal 5(a), Proposal 5(b) and Proposal 5(c): Approval of Amendments to the Certificate of Incorporation to Change Each Supermajority Stockholder Vote Requirement to a Majority Vote Requirement	75
Proposal 5(a): Change the Supermajority Vote Requirement for Stockholders to Remove Directors without Cause to a Majority Vote Requirement	76
Proposal 5(b): Change the Supermajority Vote Requirement for Stockholders to Amend the Bylaws to a Majority Vote Requirement	76
Proposal 5(c): Change the Supermajority Vote Requirement for Stockholders to Amend Certain Provisions of the Amended and Restated Certificate of Incorporation to a Majority Vote Requirement	77
Stockholder Proposals and Other Company Information	78
Stockholder Proposals and Director Nominations	78
Householding of Proxy Materials	78
2017 Annual Report	79
Annex A–Reconciliation of Non-GAAP Measures and Other Information	A-1
Annex B-1–Second Amendment to ESPP	B-1-1
Annex B-2–Existing ESPP	B-2-1
Annex C-1–Proposal 5(a) Amendment to Certificate of Incorporation	C-1-1
Annex C-2–Proposal 5(b) Amendment to Certificate of Incorporation	C-2-1
Annex C-3–Proposal 5(c) Amendment to Certificate of Incorporation	C-3-1

CALIFORNIA RESOURCES CORPORATION    i

2018 PROXY STATEMENT

 Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

2018 Annual Meeting of Stockholders

Date:	May 9, 2018

Time:	11:00 a.m., local time

Place:	Bakersfield Marriott at the Convention Center
801 Truxtun Avenue, Bakersfield, California 93301

Record Date:	March 12, 2018

Agenda and the Board’s Recommendation on Voting Matters

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of our Board of Directors as to how stockholders should vote on each item.

Agenda Item		Description	Board’s Recommendation
1.	Proposal 1	Election of nine director nominees for a one-year term	FOR
2.	Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018	FOR
3.	Proposal 3	Advisory vote to approve named executive officer compensation	FOR
4.	Proposal 4	Approval of the Second Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan (the “Second Amendment to ESPP”)	FOR
5.	Proposal 5(a)	Change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement	FOR
	Proposal 5(b)	Change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement	FOR
	Proposal 5(c)	Change the supermajority vote requirement for stockholders to amend certain provisions of the Amended and Restated Certificate of Incorporation to a majority vote requirement	FOR

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock entitles its holder to one vote for each director nominee and one vote for each of the proposals to be voted on.

CALIFORNIA RESOURCES CORPORATION    1

2018 PROXY STATEMENT

 Proxy Statement Summary

Directors

The Board of Directors is comprised of eight independent directors, our Chairman, and our President and CEO. The following table provides summary information about each director, including the director nominees and whether the Board of Directors considers each director to be independent under the New York Stock Exchange’s independence standards. We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. See “Required Vote and Method of Counting–Majority Voting for Directors” below.

					Committees
				Director			Health, Safety &	Nominating &	Special
Director	Positions	Age	Independent	Since	Audit	Compensation	Environmental	Governance	Committee
William E. Albrecht	Chairman	66	No	2014					Chair
Justin A. Gannon		68	Yes	2014	Chair	●			●
Ronald L. Havner, Jr.*		60	Yes	2014	●		●
Harold M. Korell	Lead Independent Director	73	Yes	2014			●	●
Harry T. McMahon		64	Yes	2017	●	Chair			●
Richard W. Moncrief		75	Yes	2014	●		Chair
Avedick B. Poladian		66	Yes	2014		●		●	●
Anita M. Powers		62	Yes	2017			●
Robert V. Sinnott		68	Yes	2014				Chair	●
Todd A. Stevens	President & CEO	51	No	2014					●

* Mr. Havner is not standing for reelection, and his term will expire at the 2018 Annual Meeting.

At the time of the Spin-off (as described on page 12), our Board of Directors was temporarily divided into three classes. Commencing with the election of the directors at the 2018 annual meeting, the Board of Directors has ceased to be classified, and the directors elected at the 2018 annual meeting (and each annual meeting thereafter) will be elected for a one-year term.

Corporate Governance Highlights

✓	Recently Enhanced: Board no longer classified. Annual election of all directors beginning in 2018.
✓

Recently Enhanced: Supermajority votes. The Board is recommending for approval at the 2018 annual meeting amendments to the Company’s certificate of incorporation to reduce the current supermajority voting thresholds to majority votes.

✓

Overboarding Policy. The Board implemented a policy to restrict directors who are currently sitting CEOs of public companies from serving on more than two other public company boards without approval, subject to a related company analysis, as applicable.

✓	Majority vote standard. The Board adopted a policy whereby each director must be elected by a majority of votes cast, not a plurality, in uncontested elections.
✓	Clawback Policy. The Board adopted a comprehensive, standalone policy that covers cash, equity, equity-based and other awards under our incentive compensation programs.
✓	Anti-Hedging and Anti-Pledging Policy. The Board expanded our Insider Trading Policy to specifically address the hedging or pledging of our securities.
✓	Separate Chairman of the Board and CEO.
✓	8 out of 10 Board members are independent. The Board has determined 8 out of 10 Board members are independent within the meaning of NYSE listing standards.
✓	Independent lead director.

CALIFORNIA RESOURCES CORPORATION    2

2018 PROXY STATEMENT

 Proxy Statement Summary

✓

Independent Board committees. Each standing committee is made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board and is available to stockholders.

✓	Each committee has the authority to retain independent advisors.
✓	Frequent executive sessions of independent directors. In 2017, the Board held executive sessions on the day of all five regularly scheduled Board meetings.
✓	No stockholder rights plan (“poison pill”) in effect.
✓	Director evaluation process. Each year, each of the Board committees and the full Board of Directors undertakes a self-assessment of its performance.
✓	CEO and management evaluation process. The Board of Directors conducts an annual performance review of management, including the CEO, and periodically reviews succession planning for the CEO.

Business Performance Highlights

In 2017, our management team delivered significant accomplishments against our strategic priorities.

2017 Strategic Priorities	Performance on Strategic Priorities

Investments – Live within cash flow and invest in highest value projects

>    Increased investments moving from 2 to 9 rigs drilling 229 gross wells while delivering VCIs(1) much greater than our target threshold. Replaced over 119% of reserves with a finding and development cost of $6.82 per BOE

>    Entered into two joint ventures with up to $550 million in capital commitments to fund development of our broad portfolio

Fund capital needs within cash flow	> Aligned internally funded capital investments with our operating cash flow

Focus on cash margins and controllable items such as efficiency, operating cost and overhead

>    Controlled annual production costs while increasing well activity

>    Reduced well costs and improved operational efficiencies on several active development programs that we expect to be transferable across similar projects

Maintain base production focusing on higher margin, higher return, low decline crude oil projects	> 2017 production declined only 8% with $266 million of drilling and completions and workover capital investment

Improve financial position and liquidity	> Financed a new term loan and executed an amendment to our 2014 credit facility that improved liquidity and extended the maturity on the credit facility providing additional financial flexibility

CALIFORNIA RESOURCES CORPORATION    3

2018 PROXY STATEMENT

 Proxy Statement Summary

2017 Strategic Priorities	Performance on Strategic Priorities

Maintain exceptional health, safety and environmental practices

>    CRC’s exemplary health, safety and environmental management system was validated in 2017 by independent third parties for conformance with international best practices and for specific disciplines like safety and greenhouse gas reporting

>    Established 2030 Sustainability Goals

(1)

We use a Value Creation Index (VCI) metric for project selection and capital allocation across our portfolio of opportunities. We calculate VCI for each of our projects by dividing the net present value of the project’s expected pre-tax cash flow over its life by the present value of the investments, each using a 10% discount rate.

Compensation Program Highlights

CRC’s stock price performance in 2017 exceeded the median performance of our peer companies. However, our depressed stock price, driven in large part by the highly leveraged balance sheet our management team inherited from Occidental at our Spin-off, continued to impact the realizable compensation for our named executive officers. For 2017, our Compensation Committee continued to balance the alignment of long-term compensation to stockholder returns with the need to retain our highly experienced, high-performing management team. As oil prices recovered during 2017 and into 2018, the Compensation Committee realigned the long-term compensation to stockholder returns by returning to entirely share-based long-term incentive awards for 2018.

2017 and 2018 Compensation Actions

In the first quarter of 2017, our Compensation Committee decided to continue the compensation program from 2016, which focused on paying for performance in the context of a depressed commodity price environment and the significant debt burden the management team inherited at the Spin-off. With the recovery in oil prices during 2017 and into 2018, and based on feedback received from stockholder outreach, the Compensation Committee took the following actions in early 2018:

•	Reduced the individual portion of the annual incentive to 20% for 2018.
•	Redesigned the performance-based long-term incentive awards to be entirely stock-based, further aligning executive compensation with stockholders.
•	Reduced the portion of time-vested restricted stock unit awards from 50% to 40% of the grant date value of the long-term incentive awards.

Compensation Program Practices

Our executive compensation program is designed to motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risk versus potential reward. It is well designed, incorporating best practices, and is governed by an engaged Compensation Committee. Our short-term and long-term incentive plans are performance-based and are intended to align with the long-term best interests of stockholders.

CALIFORNIA RESOURCES CORPORATION    4

2018 PROXY STATEMENT

 Proxy Statement Summary

The Compensation Committee has engaged in best practices to align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO

We pay for performance.

A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards.

We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent.

We are stockholder-aligned.

Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. A majority of the outstanding long-term incentive awards for our named executive officers are stock-based.

We have stock ownership requirements. We maintain stock ownership guidelines which require our named executive officers and directors to have meaningful stock ownership in the Company.

We have “double trigger” change in control provisions.

Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs.

We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances.

We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

WHAT WE DON’T DO

We do not have individual employment agreements. We do not have employment agreements with any of our named executive officers.	We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for executives.

We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging.

We do not encourage excessive risk or inappropriate risk taking through our incentive programs.

Our plans do not motivate executives to engage in activities that create excessive or inappropriate risk for the Company.

We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options.

CALIFORNIA RESOURCES CORPORATION    5

2018 PROXY STATEMENT

Notice of the 2018 Annual Meeting of Stockholders

Notice of the 2018 Annual Meeting of Stockholders

Meeting Date:	May 9, 2018

Meeting Time:	11:00 a.m., local time

Location:	Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301

Record Date:	March 12, 2018

Purposes of the 2018 annual meeting of stockholders:

(1)	To elect the nine director nominees named in this proxy statement, each to a one-year term;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
(3)	To hold an advisory vote to approve named executive officer compensation;
(4)	To approve the Second Amendment to ESPP;
(5a)	To change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement;
(5b)	To change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement;
(5c)	To change the supermajority vote requirement for stockholders to amend certain provisions of the Amended and Restated Certificate of Incorporation to a majority vote requirement; and
(6)

To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof, however our Board of Directors does not know of any such matters that are to be presented for action at the Annual Meeting.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 12, 2018 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

Beginning on March 27, 2018, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Michael L. Preston

Executive Vice President, General Counsel and Corporate Secretary

CALIFORNIA RESOURCES CORPORATION    6

2018 PROXY STATEMENT

2018 Proxy Statement; Purposes of Annual Meeting; Board Recommendations; Internet Availability

2018 Proxy Statement

This proxy statement is furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of California Resources Corporation (together with its subsidiaries, referred to herein as “we,” “our,” “us,” the “Company” or “CRC”) for use at the 2018 annual meeting of stockholders to be held on May 9, 2018 at 11:00 a.m., local time, at the Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301, or at any adjournment or postponement thereof (the “Annual Meeting”).

Purposes of the Annual Meeting; Board Recommendations

The agenda for the Annual Meeting includes the following items:

Agenda Item	Description	Board Recommends Vote
Proposal 1	Election of nine director nominees for a one-year term	FOR
Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018	FOR
Proposal 3	Advisory vote to approve named executive officer compensation	FOR
Proposal 4	Approval of the Second Amendment to ESPP	FOR
Proposal 5(a)	Change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement	FOR
Proposal 5(b)	Change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement	FOR
Proposal 5(c)	Change the supermajority vote requirement for stockholders to amend certain provisions of the Amended and Restated Certificate of Incorporation to a majority vote requirement	FOR

Notice of Internet Availability of Proxy Materials

On March 27, 2018, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 12, 2018. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

CALIFORNIA RESOURCES CORPORATION    7

2018 PROXY STATEMENT

Voting Procedures

Voting Procedures

Record Date

At the close of business on March 12, 2018, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were [___________] shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Todd A. Stevens and William E. Albrecht as your proxy holders (“Proxy Holders”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

The Chairman of the Annual Meeting or, if directed by the Chairman of the Annual Meeting, a majority of the shares so represented, may adjourn the Annual Meeting from time to time, whether or not there is a quorum represented, and the Proxy Holders will vote the proxies they have been authorized to vote at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board of Directors have not been received, the Chairman of the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board of Directors will provide the Proxy Holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holders in accordance with the specification.

CALIFORNIA RESOURCES CORPORATION    8

2018 PROXY STATEMENT

Voting Procedures

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

BY INTERNET.	BY TELEPHONE.	IN PERSON.	BY MAIL.

You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on May 8, 2018.

If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available after 11:59 p.m., Eastern Time, on May 8, 2018.

You may vote in person at the Annual Meeting by completing a ballot, which will be available at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the stockholders’ instructions. If a stockholder signs and mails a proxy card, but does not indicate how the Proxy Holders should vote, the Proxy Holders will vote in accordance with the Board of Directors’ recommendations as set forth above.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the NYSE and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposal 2), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposal 2 is considered a “routine matter,” and thus a broker is permitted in its discretion to cast a vote on this proposal as to your shares in the event that you do not provide the broker with voting instructions.

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Voting Procedures

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting in Person” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on May 8, 2018;
•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;
•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or
•

submitting a written notice of revocation to the Corporate Secretary of California Resources Corporation at 27200 Tourney Road, Suite 315, Santa Clarita, California 91355 that is received no later than May 8, 2018.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. See “Majority Voting for Directors” below. The election of directors involves a matter on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker non-vote will occur. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the election of directors.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST.”

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation; and
Proposal 4. Approve the Second Amendment to ESPP

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve the recommendations in Proposals 3 and 4. Such proposals involve matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares

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Voting Procedures

with respect to this proposal. In such case, a broker non-vote will occur. Broker non-votes are not considered to be entitled to vote and will have no effect on the outcome of Proposals 3 and 4. Abstentions are treated as present or represented and voting and will have the same effect as a vote “AGAINST.”

With respect to Proposal 3, while this vote is required by law, it will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” including the compensation tables that follow, which discusses in detail how our executive compensation program implements our compensation philosophy.

Proposals 5(a), 5(b) and 5(c). Change the Supermajority Vote Requirements to a Majority Vote Requirement for (a) Stockholders to Remove Directors Without Cause; (b) Stockholders to Amend the Bylaws; and (c) Stockholders to Amend Certain Provisions of the Amended and Restated Certificate of Incorporation

Stockholders will vote on Proposals 5(a), 5(b) and 5(c) separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The affirmative vote of the holders of at least 75% in voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting is required to approve each of Proposals 5(a), 5(b) and 5(c). Such proposals involve matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a broker non-vote will occur. Abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the approval of these proposals. These charter amendments, if approved, will not be effective until we file certificates of amendment with the Secretary of State of Delaware following the Annual Meeting.

Majority Voting for Directors

We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. In accordance with our Bylaws, in order to be elected as a director, a director nominee must receive more votes cast “FOR” than “AGAINST” his or her election. This policy does not apply if the number of nominees for director exceeds the number of directors to be elected on or after the tenth day preceding the date we first mail the Notice of Annual Meeting, in which case directors shall be elected by a plurality of shares present in person or represented by proxy at the Annual Meeting.

Unless the election is by plurality vote as set forth above, if an incumbent nominee for director receives an equal or greater number of votes cast “AGAINST” than votes cast “FOR” his or her election, the nominee shall promptly tender his or her resignation to the Board of Directors. Such director resignation will become effective upon acceptance by the Board of Directors of such resignation based on any factors deemed relevant by the Board of Directors. The foregoing summary is qualified by the terms of our majority voting policy, which are included in our Bylaws.

Method and Cost of Soliciting and Tabulating Votes

The Board of Directors is providing these proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of

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Voting Procedures; Spin-off from Occidental; Corporate Governance

Proxy Materials, the Notice of the 2018 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may do by telephone or in person. We will pay D.F. King & Co. a fee of $7,500, plus expenses.

Attending the Annual Meeting in Person

Only stockholders of record or their legal proxy holders as of the Record Date or our invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, you must present a valid form of government-issued photo identification, such as a driver’s license or passport. In addition to such personal identification, you will need an admission ticket or proof of ownership of CRC stock to enter the Annual Meeting. If your shares are registered in your name, you will find an admission ticket attached to the notice regarding the internet availability of proxy materials or the proxy card sent to you. If your shares are held in street name with a broker, bank or other nominee, you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

No cameras, telephones, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.

The Annual Meeting will be held at the Bakersfield Marriott at the Convention Center, located at 801 Truxtun Avenue, Bakersfield, California 93301.

Spin-off from Occidental

On November 30, 2014, Occidental Petroleum Corporation (“Occidental”) completed the Spin-off (the “Spin-off”) of its California oil and gas operations and related assets, liabilities and obligations, which we assumed in connection with the Spin-off from Occidental. As a result, we became a separate, publicly traded company on December 1, 2014. The Spin-off was effected through a pro-rata distribution to Occidental stockholders of our common stock. Occidental retained 18.5% of our common stock, which it distributed to Occidental’s stockholders on March 24, 2016.

Corporate Governance

General Overview

We are committed to good corporate governance. In furtherance thereof, the Board of Directors has adopted governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, a Business Ethics Policy (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating and Governance and Health, Safety and Environmental Committees. Each of these documents is available on our website (www.crc.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to California Resources Corporation, Attention: Corporate Secretary, 27200 Tourney Road, Suite 315, Santa Clarita, California 91355. We will also promptly post on our website any material amendments to these documents and any waivers from the Business Ethics Policy for our directors and principal executive, financial and accounting officers.

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Corporate Governance

Our Board of Directors

At the time of the Spin-off, our Board of Directors was temporarily divided into three classes. One of the three classes has been elected each year on a rotating basis to succeed the directors of the subject class whose terms are expiring. Commencing with the election of the directors at the 2018 Annual Meeting, the Board of Directors will cease to be classified, and the directors elected at the 2018 Annual Meeting (and each annual meeting thereafter) shall be elected for a one-year term.

Mr. Havner is not standing for reelection to the Board of Directors due to concerns raised by investors relating to his service on multiple boards while serving as the chief executive officer of a publicly traded company. This decision is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. As a result, Mr. Havner’s term will expire at the 2018 Annual Meeting, at which time the size of the Board of Directors will be reduced from ten to nine directors.

Set forth below is a chart that summarizes the core competencies of our Board, and biographical information regarding each of our directors as well as the specific experience, qualifications, attributes and skills that led to the conclusion that such individual should serve as director. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer.

Director Skills and Qualifications

Operational Insights	●	●	●	●	●	●					6 of 10

Finance	●	●	●	●	●	●					6 of 10

Risk Management	●	●	●	●							4 of 10

Oil and Gas	●	●	●	●	●	●	●				7 of 10

Managerial Expertise	●	●	●	●	●	●	●	●	●	●	10 of 10

Corporate Governance	●	●	●	●	●						5 of 10

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Corporate Governance

William E. Albrecht Chairman Director since: 2014 Age: 66	• Former VP at Occidental • 38+ years’ experience in domestic oil and gas • Director of Halliburton Co. and Rowan Companies

•   Chairman of the Special Committee

Mr. Albrecht has served on the Board of Directors of CRC since 2014. He was appointed as Chairman of the Board in 2016. He served as Executive Chairman of the Board of Directors from 2014 to 2016. Mr. Albrecht served as Vice President of Occidental from 2008 to 2014 and as President, Oxy Oil & Gas, Americas from 2012 to 2014. Mr. Albrecht also served as President—Oxy Oil & Gas, USA from 2008 to 2012. During his tenure with Occidental, Mr. Albrecht had managerial oversight over its upstream assets. Mr. Albrecht has more than 38 years of experience in the domestic oil and gas industry, having previously served as an executive officer for domestic energy producer EOG Resources, and as a petroleum engineer for Tenneco Oil Company. Since 2015, Mr. Albrecht has served on the board of directors of the Rowan Companies, plc an international offshore drilling contractor providing jackups and drill ships for the offshore drilling industry. Mr. Albrecht is a member of its Compensation Committee and Nominating and Corporate Governance Committee, and was elected as chairman of the board as of the 2017 annual meeting. Since 2016, Mr. Albrecht has served on the board of directors of Halliburton Co. and is a member of its Compensation Committee and Health, Safety and Environment Committee. Mr. Albrecht holds a Master of Science degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy. Mr. Albrecht is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow, and has completed NACD’s comprehensive program of study for directors and corporate governance professionals.

Skills and Qualifications

Mr. Albrecht brings extensive managerial and operational experience in the upstream domestic and international energy business to the Board of Directors. He also has a deep knowledge of our assets that gives the Board a valuable perspective on the specific strengths and challenges associated with our operations. Mr. Albrecht brings broad experience in proactively engaging with regulatory agencies, communities, and other stakeholders that makes him a valuable member of our Board of Directors.

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Corporate Governance

Justin A. Gannon Director since: 2014 Age: 68	• Former executive at Grant Thornton • Audit Partner at Arthur Andersen for 21 years • Director of CrossAmerica Partners and Vantage Energy

•   Chairman of the Audit Committee

•   Member of the Compensation Committee

•   Member of the Special Committee

Mr. Gannon has served on the Board of Directors of CRC since 2014. Since 2013, Mr. Gannon has acted as an independent consultant and private investor. From 2003 to 2013, Mr. Gannon served in various roles at Grant Thornton LLP, an independent audit, tax and advisory firm, including as National Leader of Merger and Acquisition Development from 2011 to 2013, Central Region Managing Partner from 2010 to 2011, Office Managing Partner in Houston, Texas from 2007 to 2011 and Office Managing Partner in Kansas City, Missouri from 2004 to 2007. From 1971 to 2002, Mr. Gannon worked at Arthur Andersen LLP, including as an Audit Partner for 21 years. Mr. Gannon is also a Director, Chairman of the Audit Committee and Member of the Conflicts Committee of the general partner of CrossAmerica Partners LP, a publicly-traded master limited partnership engaged in motor fuels distribution. He also serves on the Board of Directors of Vantage Energy Acquisition Corp. for which he chairs the Audit Committee and serves on the compensation committee. He is a former chairman of the Board of Directors of American Red Cross chapters in the Tulsa, Oklahoma and San Antonio, Texas areas. Mr. Gannon received a Bachelor of Science degree in Accounting from Loyola Marymount University and is a Certified Public Accountant in Texas (active) and California (inactive).

Skills and Qualifications

Mr. Gannon’s more than four decades in financial accounting practice and his private investment experience give him deep insight into financial analysis and management. His experience is especially valuable to the Board because of the extent to which his clients were involved in oil and gas upstream exploration and production. His financial acumen enables Mr. Gannon to guide the Board in its fiscal and strategic oversight of CRC.

Ronald L. Havner, Jr. Director since: 2014 Age: 60 Not Standing for Reelection	• Chairman and CEO of Public Storage • Director of Avalon Bay • 2014 Chairman of Board of Governors of National Association of REITs

•   Member of the Audit Committee

•   Member of the Health, Safety and Environmental Committee

Mr. Havner has served on the Board of Directors of CRC since 2014. Mr. Havner is the Chairman of the Board and Chief Executive Officer of Public Storage, a developer, owner and operator of self-storage facilities. He was elected Vice Chairman and Chief Executive Officer of Public Storage in 2002 and was elected Chairman

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of the Board in 2011. He joined Public Storage in 1986. Mr. Havner has been Chairman of the Board of Public Storage’s affiliate, PS Business Parks, Inc. since 1996 and served as its Chief Executive Officer until 2003. He has served on the board of Avalon Bay, a publicly-traded real estate investment company, since 2014 and serves as a member of its Audit Committee and its Investment and Finance Committee. He has been a member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. since 2006, and served as its Chairman in 2014. Mr. Havner holds a Bachelor of Arts degree from the University of California in Los Angeles.

Skills and Qualifications

Mr. Havner’s experience as Chief Executive Officer of a public, California-headquartered business with locations across the United States and Europe gives him valuable insight into business generally, and business in California in particular. His nearly three decades of experience growing a business gives him valuable perspectives that help CRC implement its business plans. His experience as Chief Executive Officer gives him a broad perspective across corporate functions, including management, operations, finance, human resources and governance.

Harold M. Korell Lead Independent Director Director since: 2014 Age: 73	• Former Chairman of Southwestern Energy Company • Former CEO of Southwestern Energy Company

•   Member of the Nominating and Governance Committee

•   Member of the Health, Safety and Environmental Committee

Mr. Korell has served on the Board of Directors of CRC and as Lead Independent Director since 2014. From 2002 through 2014, Mr. Korell served as the Chairman of the Board of Southwestern Energy Company, an independent energy company engaged in natural gas and oil exploration, development and production. From 2009 to 2010, he served as Southwestern’s Executive Chairman and, from 1999 to 2009, as its Chief Executive Officer. From 1997 to 2009, Mr. Korell served in various other roles at Southwestern, including President and Executive Vice President and Chief Operating Officer. Prior to his tenure at Southwestern, Mr. Korell was Senior Vice President—Operations of American Exploration Company, Executive Vice President of McCormick Resources, held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production, and held various positions with Mobil Corporation. He is a member of the Society of Petroleum Engineers and, until 2010, served as a Board Member for the Independent Petroleum Association of America and the American Exploration & Production Council and as a Board Member and Executive Committee Member for America’s Natural Gas Alliance. He also serves on the Board of Governors at the Colorado School of Mines and the Board of Trustees at the Baylor College of Medicine. Mr. Korell holds a degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Skills and Qualifications

Mr. Korell’s experience over four decades in the oil and gas industry gives him a broad understanding of the upstream oil and gas business as well as the midstream and public utility businesses. Mr. Korell’s leadership during a time of dramatic expansion for his company provides valuable insights into strategic and operational, corporate and governance matters. In addition, Mr. Korell provides a deep understanding of our assets due to his involvement with a number of them early in his career that lend specific knowledge and understanding to Board discussions.

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Corporate Governance

Harry T. McMahon Director since: 2017 Age: 64	• Former Executive Vice Chairman for Bank of America Merrill Lynch • Senior Advisor to G100 Network

•   Member of the Audit Committee

•   Chairman of the Compensation Committee

•   Member of the Special Committee

Mr. McMahon has served on the Board of Directors of CRC since 2017. Since 2015 he has been a Senior Advisor to the G100 Network, a Leadership Advisory Consortium focused on CEO and Board Development. From 1983 to 2015, Mr. McMahon served in various positions for Bank of America Merrill Lynch including, most recently, as Executive Vice Chairman (the firm's first following the merger of Merrill Lynch and Bank of America). His other roles included service as Vice Chairman and Co-Head of Global Corporate Finance of Merrill Lynch and over 25 years running Investment Banking for the firm's Western Region. During his career Mr. McMahon advised on more than 400 transactions. Mr. McMahon also serves as a trustee of Claremont McKenna College, and is a director of Cottage Health Systems. Mr. McMahon received a Masters of Business Administration degree from the University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from Claremont McKenna College.

Skills and Qualifications

Mr. McMahon's over three decades of investment banking experience provides the Board with deep insight into financial structuring matters and fashioning innovative strategic solutions. His senior managerial roles, including as Executive Vice Chairman of one of the nation's largest banks and as Senior Advisor to the G100 Network, also give him valuable perspectives on governance and maintaining ties between boards and management.

Richard W. Moncrief Director since: 2014 Age: 75	• CEO of Moncrief Oil International • Extensive experience in the upstream oil and gas industry

•   Chairman of the Health, Safety and Environmental Committee

•   Member of the Audit Committee

Mr. Moncrief has served on the Board of Directors of CRC since 2014. Mr. Moncrief has been a principal in Moncrief Oil International, Inc., an oil and gas exploration and production company with headquarters in Fort Worth, Texas, since founding the company in 1970. He currently serves as its Chief Executive Officer. Moncrief Oil participates in U.S. and international oil and gas exploration and production. Mr. Moncrief also serves on the boards of trustees for the Amon Carter Museum and the University of Texas Development

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Corporate Governance

Board. He holds a Bachelor of Science degree in Petroleum Engineering as a Distinguished Graduate from the University of Texas.

Skills and Qualifications

Mr. Moncrief’s extensive experience as the head of a large private upstream oil and gas exploration company allows him to bring an in-depth understanding of key industry issues to the Board of Directors. His leadership experience at Moncrief Oil provides him with strategic and management insights from which CRC benefits. Mr. Moncrief offers entrepreneurial expertise forged over years in the business of oil and gas exploration.

Avedick B. Poladian Director since: 2014 Age: 66	• Former COO and EVP of Lowe Enterprises • Former Partner at Arthur Andersen • Director of Occidental and Public Storage

•   Member of the Compensation Committee

•   Member of the Nominating and Governance Committee

•   Member of the Special Committee

Mr. Poladian has served on the Board of Directors of CRC since 2014. From 2006 to 2016, Mr. Poladian served as Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. Mr. Poladian previously served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen LLP from 1974 to 2002, most recently as a Partner, and is a Certified Public Accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a director emeritus of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the USC Sol Price School of Policy, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. Mr. Poladian was appointed to the California State Board of Accountancy and served for nine years. He serves as a director and on the Audit Committees of two funds managed by Western Asset Management Funds. He is also a member of the Board of Trustees of Public Storage where he is the Chair of the Audit Committee and the Chair of the Nominating and Corporate Governance Committee. Mr. Poladian also serves as a director of Occidental Petroleum Corporation where he is a member of the Nominating, Corporate Governance and Social Responsibility Committee and chair of the Audit Committee. He previously served as a director of California Pizza Kitchen.

Skills and Qualifications

Mr. Poladian’s service in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, gives Mr. Poladian deep knowledge of key business issues, including personnel and asset utilization. He also provides insight into all aspects of fiscal management. Through his work on the boards of various entities, Mr. Poladian has garnered valuable insight into our business and corporate governance generally.

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Corporate Governance

Anita M. Powers Director since: 2017 Age: 62	• Former EVP Worldwide Exploration at Occidental Oil and Gas • Former VP at Occidental Petroleum Corporation • Senior Geoscientist

•   Member of the Health, Safety and Environmental Committee

The Board of Directors appointed Ms. Powers as a director effective as of August 2, 2017. In January 2017, Ms. Powers retired from Occidental Petroleum Corporation after more than 30 years of service at Oxy. Prior to her retirement, Ms. Powers served since 2009 as Executive Vice President of Worldwide Exploration for Occidental Oil and Gas Corporation and as Vice President of parent Occidental Petroleum Corporation. From 2006 to 2009, Ms. Powers served as Vice President of Worldwide Exploration. Prior to 2006, Ms. Powers served as Director of Worldwide Geoscience, Vice President of Exploration in Colombia and Chief Exploration Geologist for Worldwide Exploration. Ms. Powers holds a Bachelor of Science degree in Geology with high honors from Texas A&M University.

Skills and Qualifications

Ms. Powers brings over 36 years of experience in the oil and gas industry to CRC’s Board. Her expertise as a senior geoscientist working in hydrocarbon provinces around the world and, in particular, her knowledge of California’s geology greatly benefits CRC’s Board. The Board also benefits from her perspective gained from many years of executive management in the industry.

Robert V. Sinnott Director since: 2014 Age: 68	• Co-Chairman of Kayne Anderson Capital • Director of PAA GP Holdings • Experience at United Energy Resources

•   Chairman of the Nominating and Governance Committee

•   Member of the Special Committee

Mr. Sinnott was appointed to the Board of Directors of CRC in 2014. Mr. Sinnott is co-chairman of Kayne Anderson Capital Advisors, L.P., an investment management firm. From 2010 until 2016, he served there as President, Chief Executive Officer and Chief Investment Officer. He also served as a Managing Director there from 1992 to 1996 and as its Senior Managing Director from 1996 until assuming the role of Chief Executive Officer in 2010. He is also President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Sinnott served as a director of Kayne Anderson Energy Development Company from 2006 through 2013. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992 and previously held positions with United Energy Resources, a pipeline company, and Bank of America in its oil and gas finance department. Since 1998, Mr. Sinnott has served on the board of PAA GP Holdings LLC and its predecessor entities and currently serves as chairman of its compensation committee. Since January 2017, Mr. Sinnott has been Vice Chairman of the

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Corporate Governance

Board of Directors of Kayne Anderson Acquisition Corp., which is a newly organized blank check company that intends to acquire and operate a business in the energy industry. Additionally, he is a director of the Kayne Anderson Capital Advisors Foundation and a member of the Board of Visitors of the UCLA Anderson School of Management. Mr. Sinnott received a Bachelor of Arts degree from the University of Virginia and a Masters of Business Administration from Harvard University.

Skills and Qualifications

As President of a California-based investment company investing in energy and other areas, Mr. Sinnott brings extensive insight into the oil and gas and financial industries to the CRC Board of Directors. His experience in analyzing industry players and managing a multi-billion dollar investment enterprise allow him to provide insight on a broad variety of matters affecting the oil and gas industry generally and the company specifically. He brings deep understanding of and insight into strategic alternatives, industry trends, deal structures and finance.

Todd A. Stevens President & CEO Director since: 2014 Age: 51	• Former VP Corporate Development at Occidental • Former VP California Operations and VP of Acquisitions and Finance at Occidental

•   Member of the Special Committee

Mr. Stevens was appointed President, Chief Executive Officer and a Director of CRC in 2014. Mr. Stevens served as Vice President—Corporate Development of Occidental from 2012 to 2014, as Vice President—California Operations, Oxy Oil & Gas from 2008 to 2012, and as Vice President—Acquisitions and Corporate Finance of Occidental from 2004 to 2012. Mr. Stevens holds a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy.

Skills and Qualifications

Our Board of Directors benefits from Mr. Stevens’ deep knowledge of the oil and gas industry and his expertise in strategically evaluating and valuing oil and gas assets that is derived from years of buying and integrating exploration and production assets, many of which we currently own. Mr. Stevens also brings specific insight into the Company’s operations from his significant managerial experience as an executive at Occidental, including his strong experience in allocating capital and managing Occidental’s and our assets. Mr. Stevens’ extensive experience dealing with California’s regulatory environment, agencies and political landscape and his ability to forge strong ties within the state have proven a valuable asset to the Company.

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Consideration of Director Nominees

Consideration of Director Nominees

Identifying and Evaluating Nominees for Directors

Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Nominating and Governance Committee evaluates candidates for nomination to the Board of Directors, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting.

Director Criteria, Qualifications, Experience and Diversity

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. In the event that a vacancy on the Board of Directors arises, the Nominating and Governance Committee will consider and review the candidate’s following qualifications, relevant skills, qualifications and experience;

•	independence under applicable standards;
•	business judgment;
•	service on boards of directors of other companies;
•	personal and professional integrity, including commitment to the Company’s core values;
•	willingness to commit the required time to serve as a Board of Directors member;
•	familiarity with the Company and its industry; and
•	such other matters as the committee deems appropriate.

The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes. A diverse board enables a more balanced, wide-ranging discussion in the boardroom, and is also important to the Company’s stockholders, its management and employees. For these reasons, the Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors.

With respect to the reelection of an existing director, the Nominating and Governance Committee will consider and review the director’s:

•	past Board and committee meeting attendance and performance;
•	length of Board service;
•	personal and professional integrity, including commitment to the Company’s core values;
•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board;
•	independence under applicable standards; and
•	such other matters as the committee deems appropriate.

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Board Leadership Structure and Committees

Board Leadership Structure and Committees

Chairman

The Board of Directors’ leadership structure separates the CEO and Chairman of the Board positions. Mr. Stevens currently serves as our President and CEO, and Mr. Albrecht serves as our non-executive Chairman.

The Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company, as the right leadership structure may vary as circumstances change. The Board of Directors believes it is in the best interest of the Company and its stockholders at this time to have separate CEO and Chairman positions, and have an independent director serve as Lead Independent Director working in conjunction with the Chairman. The Board of Directors has found that this structure enables the CEO to focus on operation of the Company’s business, while the Chairman and Lead Independent Director focus on leading the Board of Directors in its oversight role.

Lead Independent Director

The Board of Directors has created the position of Lead Independent Director, selected annually by the Board from among the independent directors. Mr. Korell has served as Lead Independent Director since December 2014 when he was selected in connection with the first meeting of the Board after the Spin-off, and the Board selected him to continue in this position at the meeting in February 2018. The Board of Directors believes that the Lead Independent Director position provides additional independent oversight for the Board and management. The responsibilities of the Lead Independent Director include acting as chair at meetings of the Board of Directors when the Chairman is not present, and preparing the agenda and presiding over executive sessions of the non-management directors of the Board of Directors.

Board Meetings and Attendance

During 2017, the Board of Directors held seven meetings, and each of the standing committees and the Special Committee held the number of meetings included in the description of the committees set forth below. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that occurred during such directors’ terms in 2017.

Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend our annual meetings of stockholders. Eight then incumbent directors attended the annual meeting in May 2017.

Executive Sessions of the Board

The Board of Directors intends to hold regularly scheduled meetings of independent directors in executive session without management present in conjunction with each regular board meeting. In addition to these regularly scheduled meetings, executive sessions may be called upon the request of any independent director. In 2017, the Board of Directors held executive sessions on the day of all five regularly scheduled board meetings.

Committees of the Board

As of the date of this proxy statement, our Board of Directors has four separately designated standing committees and one Special Committee. The membership and purposes of each of the committees are described below. Each of the standing committees operates under a written charter adopted by the Board.

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Board Leadership Structure and Committees

The Board of Directors and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

Audit Committee

Justin A. Gannon, Chair Ronald L. Havner, Jr. Harry T. McMahon Richard W. Moncrief

Our Audit Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to audit committee members. In addition to regularly scheduled meetings, the committee meets separately in executive sessions with representatives of our independent auditor, our independent reserves audit firm, our internal audit personnel and representatives of senior management in performing its functions. The Audit Committee approves the appointment and services of the independent auditor and reviews the general scope of audit services, matters relating to internal controls and other matters related to accounting and reporting functions. The Audit Committee monitors the integrity of the financial statements of CRC. The committee oversees the Company’s compliance with ethical standards, and reviews material related party transactions. The Audit Committee also considers the qualifications and independence of the independent reserves engineering firm, and approves the selection and appointment of such firm. The Board of Directors determined that all of the members of the Audit Committee are financially literate and have accounting or financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors also determined that Mr. Gannon qualifies as an audit committee financial expert under the applicable rules of the Securities Exchange Act of 1934, as amended.

6 Meetings in 2017

Compensation Committee

Justin A. Gannon Harry T. McMahon, Chair Avedick B. Poladian

Our Compensation Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to compensation committee members. The committee is responsible for (i) determining compensation for our Chief Executive Officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies, (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement, and (iv) overseeing the evaluation of the performance of our executives.

6 Meetings in 2017

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Board Leadership Structure and Committees

Nominating and Governance Committee

Harold M. Korell Avedick B. Poladian Robert V. Sinnott, Chair

The Nominating and Governance Committee is composed entirely of independent directors. The committee makes proposals to the Board of Directors for candidates to be nominated by the Board of Directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating and Governance Committee develops and recommends a set of corporate governance guidelines to our Board of Directors and oversees the evaluation of our Board and its committees. The Nominating and Governance Committee meets periodically on succession planning. The Company’s Corporate Governance Guidelines state that the CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Each year, the Nominating and Governance Committee determines which directors, if any, qualify as independent, disinterested, non-employee or outside directors under applicable standards. The Nominating and Governance Committee periodically reviews the advisability or need for any changes in the Board committee structure, and recommends to the Board the composition of each Board committee.

4 Meetings in 2017

Health, Safety and Environmental Committee

Ronald L. Havner, Jr. Harold M. Korell Richard W. Moncrief, Chair Anita M. Powers

Our Health, Safety and Environmental Committee is composed entirely of independent directors. The committee reviews and discusses the status of health, safety and environmental objectives, issues, laws and regulations with management. It also reviews our programs to ensure compliance with applicable laws and regulations, conservation of natural resources and related community engagement and periodically reports to the Board of Directors on matters affecting the Company.

3 Meetings in 2017

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Board Leadership Structure and Committees; Director Independence Determinations

Special Committee

William E. Albrecht, Chair Justin A. Gannon Harry T. McMahon Avedick B. Poladian Robert V. Sinnott Todd A. Stevens	The Board established the Special Committee to work with the Company’s management and financial and legal advisors to consider options available to the Company to strengthen its balance sheet.

8 Meetings in 2017

Director Independence Determinations

To qualify as “independent” under the NYSE listing standards, the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. The NYSE independent director criteria include that the director not be our employee and not have engaged in various types of business dealings with us.

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Director Independence Determinations; Compensation Committee Interlocks and Insider Participation; Communications with Directors

The Board of Directors has reviewed all direct or indirect business relationships of which it is aware between each director (including his or her immediate family) and us, including those relationships described under “Related Party Transactions” below, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. Based on this evaluation, the Board of Directors has determined that Messrs. Gannon, Havner, Korell, McMahon, Moncrief, Poladian and Sinnott and Ms. Powers are independent directors as that term is defined in the listing standards of the NYSE. In addition, Catherine A. Kehr was determined to be independent during her term as a director, which ended when she did not stand for reelection at the 2017 annual meeting, and Timothy Sloan was also determined to be independent during his term as a director, which ended effective February 28, 2017, as a result of his appointment as President and CEO and election to the board of Wells Fargo & Company. Neither Mr. Albrecht, the Chairman of the Board, nor Mr. Stevens, the President and Chief Executive Officer, is considered by the Board of Directors to be an independent director because of his prior or current employment with CRC.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is now, or at any time since the beginning of 2017 has been, employed by or served as an officer of CRC or any of its subsidiaries or had any business relationship requiring disclosure with CRC or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2017, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board of Directors or Compensation Committee.

Communications with Directors

Our Board of Directors welcomes communications from our stockholders and other interested parties. Communications to our Board of Directors, to any committee of our board, to the Lead Independent Director (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, should be sent to:

Board of Directors, Committee Name or director’s name, as appropriate

California Resources Corporation

Attention: Corporate Secretary

27200 Tourney Road, Suite 315

Santa Clarita, California 91355

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board of Directors.

If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at CRC, they should send their complaint in writing to Mr. Gannon, the Chairman of the Audit Committee, at the address listed above.

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The Board’s Role in Risk Oversight

The Board’s Role in Risk Oversight

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

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 Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Policies and Procedures

Our Board of Directors adopted written policies regarding related party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office implements procedures to obtain information from the directors and executive officers with respect to related party transactions. The Audit Committee reviews and discusses with management and the independent registered public accounting firm any material related party transactions as defined by, and required to be disclosed under, the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Agreements that embody transactions that are material in amount or significance are filed with the SEC as required.

Our business ethics and corporate policies prohibit significant conflicts of interest. Any waivers of these policies require approval by the compliance officer, or in the case of conflicts of our executive officers or directors, the Board of Directors. Under our Business Ethics and Corporate Policies, conflicts of interest generally are deemed to occur when private or family interests do not appear impartial, interfere or compete with the interests of our Company.

We have multiple processes for reporting conflicts of interests and related party transactions. Under our Business Ethics and Corporate Policies, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to their supervisors, the compliance officer, a member of the corporate compliance committee, our legal counsel, human resources, or the Board of Directors, as appropriate. As part of any review of any conflict of interest, potential conflict of interest or related party transaction, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act or their ability to act in our best interest;
•	whether the transaction might affect a director’s independence under NYSE standards; and
•	any other matters deemed appropriate with respect to the particular transaction.

We also have other policies and procedures to prevent conflicts of interest and related person transactions. For example, the charter of our Nominating and Governance Committee requires that the committee members assess the independence of the non-management directors at least annually, including a requirement that it determine whether any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Director Independence Determinations.”

Related Party Transactions

This section discusses other transactions and relationships with related persons since the beginning of our most recently completed fiscal year.

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 Certain Relationships and Related Transactions

Marketing Transactions

We sell and purchase products with subsidiaries of Plains All American Pipeline, L.P. (“Plains”). Funds managed by Kayne Anderson Capital Advisors L.P., of which Mr. Sinnott serves as co-chairman, and affiliates (“Kayne Anderson”) own approximately 12.5% of the general partner of Plains, approximately 2.06% of the limited partner units of Plains and an additional approximately 4.03% general partner interest in Plains GP Holdings, L.P. (the public portion of the general partner). Mr. Sinnott serves as a director for the general partner of Plains. For the year ended December 31, 2017, transactions with Plains accounted for approximately $119 million of our net sales.

Transactions with Related Persons, Promoters and Certain Control Persons

Certain funds controlled by Kayne Anderson Investment Management, Inc. (“Kayne Anderson Investment”), of which Mr. Sinnott serves as President, purchased in 2016, and as of December 31, 2017 continued to hold, approximately $51.14 million in aggregate principal amount of our 8% senior notes due 2022. Mr. Sinnott did not participate in Kayne Anderson’s decision-making process with respect to these transactions.

Mr. Timothy Sloan resigned from the Company’s Board of Directors effective as of February 28, 2017, as a result of his promotion to President and Chief Executive Officer and election to the board of Wells Fargo & Company (“Wells”). Wells is a lender and Documentation Agent under our Revolving Credit Facility and Term Loan Facility. The Term Loan Facility was prepaid in full on November 17, 2017. Wells’ portion of the total commitments as of December 31, 2017, and the maximum aggregate principal amount outstanding in 2017, under our Revolving Credit Facility and Term Loan collectively was approximately $78.1 million and $130.4 million, respectively. Wells received interest of approximately $4.2 million under the Revolving Credit Facility and Term Loan in 2017 at interest rates varying between 3.74% and 6.75%. Wells also received fees, including amendment fees, of approximately $900,000 under the Revolving Credit Facility and Term Loan. Wells also received approximately $1.1 million of arrangement fees in connection with our issuance of a new $1.3 billion Term Loan in 2017. Mr. Sloan did not participate in Wells’ decision-making process with respect to these transactions while he was a director of CRC.

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Audit Committee Report

Audit Committee Report

The Audit Committee of the Board of Directors of California Resources Corporation (“CRC”) approves the appointment and services of the independent registered public accounting firm, and monitors (1) the integrity of the financial statements of CRC; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of CRC’s internal audit function; (4) CRC’s system of disclosure controls and procedures, internal control structure over financial reporting and compliance with ethical standards; and (5) the compliance by CRC with legal and regulatory requirements related to financial statements.

The Board of Directors has determined that each of the members of the Audit Committee satisfies the standards of independence established under the SEC’s rules and regulations and listing standards of the NYSE. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that Mr. Gannon is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In connection with our financial statements for the year ended December 31, 2017, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements contained in CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
•	discussed with CRC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by applicable auditing standards;
•

received the written disclosures from KPMG LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence from CRC and members of its management;
•	considered any non-audit services in assessing auditor independence;
•	had an executive session with KPMG LLP to provide them with the opportunity to discuss any other matters that they desired to raise without management present; and
•

had an executive session with Ryder Scott, CRC’s independent reserves audit firm, to discuss the oil and gas reserves determination process and related public disclosures, and to provide them with the opportunity to discuss any other matters that they desired to raise without management present.

Based on the review and discussions with CRC’s management, independent registered public accounting firm and independent reserves audit firm, as set forth above, the Audit Committee recommended to CRC’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Audit Committee,

Justin A. Gannon

Ronald L. Havner, Jr.

Harry T. McMahon

Richard W. Moncrief

February 21, 2018

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Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a description of the elements and key features of our compensation program, as well as context and rationale for decisions made with respect to the compensation for our “named executive officers” or “NEOs” for the year ended December 31, 2017, who are identified below:

Name	Position
Todd A. Stevens	President and Chief Executive Officer
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer
Robert A. Barnes	Executive Vice President–Operations
Charles F. Weiss	Executive Vice President–Public Affairs
Darren Williams	Executive Vice President–Exploration

Table of Contents

Compensation Discussion and Analysis	31	Key Compensation Policies and Practices	56
Execution of Our Strategic Priorities in 2017	32	Stock Ownership Guidelines	56
Historical Perspective – Drivers of Strategic Priorities	33	Clawback Policy	56
Aligning Pay with Stockholder Interests	35	Anti-Hedging and Anti-Pledging Policy	56
Linkage Between Pay and Performance	35	Compensation Risk Management	57
Realizable Pay Analysis	36	Tax Considerations	57
Stockholder Outreach	37	Compensation Committee Report	58
Stockholder Approval of Executive Compensation	37	Executive Compensation Tables	59
Elements of Our Compensation Program	38	Summary Compensation Table	59
Compensation Philosophy	38	Grants of Plan-Based Awards	60
Compensation Program Best Practices	38	Outstanding Equity Awards at December 31, 2017	61
Compensation Peer Group Selection	39	Option Exercises and Stock Vested in 2017	62
2017 Compensation Program	42	2017 Nonqualified Deferred Compensation Table	62
2018 Compensation Program	51	CEO Pay Ratio	63
Our Executive Compensation Process	54	Potential Payments upon Termination or Change in Control	64
Role of Compensation Committee	54	Director Compensation	66
Role of Management	54	Program Objectives	66
Role of Independent Compensation Consultants	54	Program Elements	66
Use of Compensation Data	54	2017 Compensation of Directors	66
Other Compensation and Benefits	54
Conversion of Occidental Long-Term Incentive Awards in Connection with Spin-off in 2014	56

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Compensation Discussion and Analysis

Execution on Our Strategic Priorities in 2017

In 2017, our management team continued to deliver significant accomplishments against our strategic priorities.

2017 Strategic Priorities	Performance on Strategic Priorities

Investments – Live within cash flow and invest in highest value projects

>    Increased investments moving from 2 to 9 rigs drilling 229 gross wells while delivering VCIs(1) much greater than our target threshold. Replaced over 119% of reserves with a finding and development cost of $6.82 per BOE

>    Entered into two joint ventures with up to $550 million in capital commitments to fund development of our broad portfolio

Fund capital needs within cash flow	> Aligned internally funded capital investments with our operating cash flow

Focus on cash margins and controllable items such as efficiency, operating cost and overhead

>    Controlled annual production costs while increasing well activity

>    Reduced well costs and improved operational efficiencies on several active development programs that we expect to be transferable across similar projects

Maintain base production focusing on higher margin, higher return, low decline crude oil projects	> 2017 production declined only 8% with $266 million of drilling and completions and workover capital investment

Improve financial position and liquidity	> Financed a new term loan and executed an amendment to our 2014 credit facility that improved liquidity and extended the maturity on the credit facility providing additional financial flexibility

Maintain exceptional health, safety and environmental practices

>    CRC’s exemplary health, safety and environmental management system was validated in 2017 by independent third parties for conformance with international best practices and for specific disciplines like safety and greenhouse gas reporting

>    Established 2030 Sustainability Goals

(1)

We use a Value Creation Index (VCI) metric for project selection and capital allocation across our portfolio of opportunities. We calculate VCI for each of our projects by dividing the net present value of the project’s expected pre-tax cash flow over its life by the present value of the investments, each using a 10% discount rate.

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Compensation Discussion and Analysis

Historical Perspective – Drivers of Strategic Priorities

CRC was spun off from Occidental Petroleum Corporation on November 30, 2014. Occidental burdened CRC with a substantial debt load of $6.3 billion and implemented the Spin-off just as a severe and extended downturn in commodity prices began.

Our highly leveraged balance sheet, resulting from decisions made by Occidental prior to the Spin-off, has been a significant factor disproportionately affecting our stock price performance in a negative manner compared to our industry peers during the recent downturn. For perspective, CRC’s equity market capitalization decreased almost 70%, from $2.8 billion at the Spin-off to $0.8 billion at     December 31, 2017.

To address stockholder concerns regarding CRC’s leverage, our management team focused on the difficult task of reducing our debt in the low commodity price environment. Since the second quarter following the Spin-off, when our debt level reached its peak, management has significantly reduced our debt without unduly increasing our interest costs or significantly diluting our equity.

As a result of these priorities, CRC has had very limited capital available to invest and production has declined compared to CRC’s peers who had greater access to capital because of their lower leverage.

The charts below outline the swift, decisive actions management has taken through the commodity downturn that have positioned CRC for growth as commodity prices recover, as well as the different mechanisms our management team employed to reduce CRC’s outstanding debt. During this period our management team worked constructively with our bank lenders to negotiate seven amendments to our credit facility, including two amendments in 2017.

History of Proactive Decisions

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Compensation Discussion and Analysis

Actions to Reduce Debt

The tables below compare CRC’s leverage ratio and stock performance to peers.

Leverage Ratio	Equity Performance

1 Calculations of Adjusted EBITDAX and Net Debt (debt less cash) for the Peers have been made using publicly available data and may not be comparable across companies presented due to differences in methods used between companies or availability of specific elements.

In summary, our stock price performance during the industry downturn has been disproportionately affected by the highly leveraged balance sheet that we inherited from Occidental. Our management team has made significant accomplishments in deleveraging the balance sheet and improving CRC’s strategic position. These actions have positioned CRC for growth as commodity prices recover.

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Compensation Discussion and Analysis

Aligning Pay with Stockholder Interests

Since our Spin-off in 2014, the Compensation Committee has taken several actions to ensure our executive compensation program is aligned with stockholder interests.

Linkage Between Pay and Performance

Our compensation program is well designed to link the pay realized by our executives to the performance of CRC and the returns to our stockholders, while also providing retention incentives necessary to retain our executives through this challenging period.

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Compensation Discussion and Analysis

The pay mix at target grant date values for our chief executive officer and other named executive officers for 2017 was primarily long-term and performance-based.

Realizable Pay Analysis

The chart below illustrates the degree to which our CEO’s realizable pay has been impacted by the decline in the stock price since the Spin-off, illustrating the significant alignment of CRC’s compensation program with shareholder returns.

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Compensation Discussion and Analysis

Notes regarding the CEO Realizable Pay:

•

Pre Spin-off Converted Awards are CRC restricted stock awards granted to replace unvested Occidental awards at the time of the Spin-off. These awards were not granted by the CRC Compensation Committee and were not based on CRC service.

•

2014 realizable Annual Incentive reflects payout at 105% of target. The Compensation Committee exercised negative discretion in the determination of the payout based on economic conditions at the time of the payout, reducing the payout from significantly above target to 105% of target.

•

2014 realizable Long-Term Incentives are all stock-based and reflect 60% of the target long-term incentive value in the form of stock options that are significantly underwater with an exercise price of $81.10 compared to the stock price of $19.44 as of December 29, 2017.

•	2015 Base Salary reflects the full year at the CRC Base Salary, which was not increased over the initial Base Salary at the time of the Spin-off.
•

2015 realizable Annual Incentive reflects payout at 92% of target. The Compensation Committee exercised negative discretion in the determination of the payout based on economic conditions at the time of the payout, reducing the payout from above target to 92% of target.

•

2015 realizable Long-Term Incentives are all stock-based and reflect 20% of the target long-term incentive value in the form of stock options that are significantly underwater with an exercise price of $42.00 compared to the stock price of $19.44 as of December 31, 2017.

•	2016 realizable Base Salary reflects a 10% reduction from March 2016 to October 2016 implemented to conserve cash during the most severe period of the downturn in oil prices.
•

2016 target Long-Term Incentives reflect grant date values that were 30% lower than the prior year to be consistent with anticipated changes in peer company grant values due to the sustained downturn in oil prices.

•	2016 realizable Long-Term Incentives reflect the effect of the increase in the stock price from the May 27, 2016 grant date ($15.40) to December 29, 2017 ($19.44).
•	2017 realizable Long-Term Incentives reflect the effect of the increase in the stock price from the February 13, 2017 grant date ($18.81) to December 29, 2017 ($19.44).

Stockholder Outreach

During 2017, we requested meetings with several of our stockholders to discuss our governance and executive compensation practices. Overall, we received positive feedback on our corporate governance and compensation practices as part of our stockholder outreach initiative. Some investors suggested that we consider (a) increasing the proportion of executive compensation that is equity-based and performance-based, (b) reducing the strategic and individual proportion of our annual incentive and (c) providing more detailed disclosure regarding payouts under the strategic and individual proportion of our annual incentive. The Compensation Committee has attempted to address each of these suggestions in the program and disclosures set forth below.

Stockholder Approval of Executive Compensation

Our stockholder advisory vote in 2017 on the compensation paid to our named executive officers in 2016, resulted in an 85% approval of such compensation. In adjusting our executive compensation programs, the Compensation Committee considered the results of last year’s advisory vote on executive compensation and many other factors, including the Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Compensation Committee's independent compensation consultant, feedback from our stockholder outreach initiative and review of data relating to pay practices of our compensation peer group.

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Compensation Discussion and Analysis

Elements of Our Compensation Program

Compensation Philosophy

The following core principles form the foundation of our compensation program:

•	Compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.
•	A high percentage of senior executives’ pay should be based on performance to ensure the highest level of accountability to stockholders.
•	Performance pay should offer an opportunity for above market compensation when our performance exceeds our goals balanced by the risk of below market compensation when it does not.
•	Our compensation programs should focus our executives on the long-term performance of the Company, thereby more closely aligning our executives’ interests with those of our stockholders.

Compensation Program Best Practices

Our executive compensation program is well-designed, incorporates best practices and is governed by a highly engaged Compensation Committee. Our short-term and long-term incentive plans are primarily performance-based and are intended to align with the long-term best interests of stockholders. The Compensation Committee has engaged in best practices to further align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO

We pay for performance.

A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards.

We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent.

We are stockholder-aligned.

Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. A majority of the outstanding long-term incentive awards for our named executive officers are stock-based.

We have stock ownership requirements. We maintain stock ownership guidelines which require our named executive officers and directors to have meaningful stock ownership in the Company.

We have “double trigger” change in control provisions.

Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs.

We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances.

We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

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Compensation Discussion and Analysis

WHAT WE DON’T DO

We do not have individual employment agreements. We do not have employment agreements with any of our named executive officers.	We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for executives.

We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging.

We do not encourage excessive risk or inappropriate risk taking through our incentive programs.

Our plans do not motivate executives to engage in activities that create excessive or inappropriate risk for the Company.

We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options.

Compensation Peer Group Selection

The Compensation Committee believes that the most relevant compensation peer companies are those that could compete for our talent with similar operating complexity and financial characteristics to CRC. The Compensation Committee reviews the peer companies each year based on the criteria below and adjusts as necessary to ensure alignment with those objectives.

Characteristic	Rationale
Enterprise Value	• Indicator of size, situational factor and financial strategy • Due to our highly leveraged balance sheet, the Compensation Committee focused on Enterprise Value statistics
Asset Value

•    Indicator of size

•    Indicator of geographic footprint, business model, operational complexity and competition for talent

•    The Compensation Committee does not believe executives at smaller companies face comparable responsibilities and challenges

Peer company selection based on equity market capitalization would generally result in companies that are much smaller in complexity and scope of operations than CRC due to our highly leveraged balance sheet and resulting depressed equity market capitalization. The Compensation Committee does not believe that companies with similar equity market capitalizations represent the competitive market for our executive team’s skills and experience and accordingly believes that setting CRC compensation levels consistent with these smaller companies would penalize our management team for factors beyond their control, causing substantial retention problems.

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Compensation Discussion and Analysis

2017 Peer Group

In February 2017, prior to making 2017 compensation decisions, the Compensation Committee reviewed our 2016 compensation peer companies and affirmed that they were still appropriate to use as our 2017 compensation peer companies, based on the criteria outlined above.

Company	Enterprise Value (September 2016)	Asset Value (June 2016)
Concho Resources Inc.	$ 22,190	$ 10,902
Cimarex Energy Co.	$ 13,608	$ 4,532
Cabot Oil and Gas Corporation	$ 13,023	$ 5,570
Range Resources Corporation	$ 12,152	$ 6,380
Newfield Exploration Company	$ 10,896	$ 4,285
Whiting Petroleum Corporation	$ 7,353	$ 10,806
Murphy Oil Corporation	$ 7,292	$ 9,915
WPX Energy, Inc.	$ 6,582	$ 7,862
Parsley Energy, Inc.	$ 6,319	$ 3,290
SM Energy Company	$ 5,954	$ 5,044
Energen Corporation	$ 5,844	$ 4,505
QEP Resources, Inc.	$ 5,836	$ 7,482
EP Energy Corporation	$ 4,992	$ 5,004
Denbury Resources Inc.	$ 4,366	$ 4,990
Oasis Petroleum Inc.	$ 4,190	$ 5,436
25th Percentile	$ 5,840	$ 4,761
50th Percentile	$ 6,582	$ 5,436
75th Percentile	$ 11,524	$ 7,672
California Resources Corporation	$ 6,385	$ 6,476
Percentile Rank	45%	65%

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Compensation Discussion and Analysis

2018 Peer Group

Prior to making 2018 compensation program design decisions in February 2018, the Compensation Committee reviewed our 2017 compensation peer companies and decided an increase in the number of peer companies from 15 to 23 would provide a broader industry perspective. In addition to adding nine companies, Concho Resources Inc. was removed due to its size relative to CRC.

Company	Enterprise Value (July 2017)	Asset Value (June 2017)
Cabot Oil & Gas Corporation	$ 13,376	$ 5,219
Cimarex Energy Co.	$ 11,797	$ 4,563
Diamondback Energy, Inc.	$ 11,217	$ 6,784
Parsley Energy, Inc.	$ 8,795	$ 8,086
Range Resources Corporation	$ 8,624	$ 11,621
Southwestern Energy Company	$ 8,009	$ 7,150
Newfield Exploration Company	$ 7,747	$ 4,595
WPX Energy, Inc.	$ 7,400	$ 7,962
RSP Permian, Inc.	$ 6,643	$ 5,859
Murphy Oil Corporation	$ 6,411	$ 10,137
Energen Corporation	$ 5,990	$ 4,747
Whiting Petroleum Corporation	$ 5,232	$ 9,405
EP Energy Corporation	$ 4,733	$ 4,888
Oasis Petroleum Inc.	$ 4,513	$ 6,262
Laredo Petroleum, Inc.	$ 4,449	$ 1,941
SM Energy Company	$ 4,323	$ 6,213
Gulfport Energy Corporation	$ 4,308	$ 5,294
PDC Energy, Inc.	$ 4,054	$ 4,657
QEP Resources, Inc.	$ 3,906	$ 7,266
Denbury Resources Inc.	$ 3,667	$ 4,425
Matador Resources Company	$ 3,242	$ 1,777
Carrizo Oil & Gas, Inc.	$ 2,915	$ 1,964
Callon Petroleum Company	$ 2,725	$ 2,582
25th Percentile	$ 4,181	$ 4,579
50th Percentile	$ 5,232	$ 5,294
75th Percentile	$ 7,878	$ 7,208
California Resources Corporation	$ 5,655	$ 6,154
Percentile Rank	53%	58%

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Compensation Discussion and Analysis

2017 Compensation Program

In 2017, the Compensation Committee continued its focus on paying for performance in the context of a depressed commodity price environment and the significant debt burden the management team inherited at the Spin-off, which has driven the severely depressed stock price performance.

Occidental’s decision to spin off CRC with a highly leveraged balance sheet, and the resulting impact on the share price due to the sustained downturn in oil prices, has continued to drive retention challenges due to the significant reduction in realizable compensation under our previously granted long-term awards. For 2017, as in 2016, the Compensation Committee believed it was in the stockholders’ best interests to retain the current management team by providing a compensation program that mitigates some of the share price volatility that is outside of the management team’s control while they continue to work to reduce the Company’s debt.

2017 Compensation Program Elements

Our 2017 compensation program for our CEO and other NEOs was comprised of the following elements, which are discussed in more detail below:

2017 COMPENSATION PROGRAM ELEMENTS

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Compensation Discussion and Analysis

2017 Base Salaries

The Compensation Committee reviewed the base salaries of the NEOs to determine if they remained appropriately positioned against the market data, as well as from an internal perspective. The Compensation Committee determined that no base salary adjustments were necessary for the NEOs other than for Mr. Barnes, where the Compensation Committee approved an increase from $400,000 to $415,000, reflecting Mr. Barnes’ increased job responsibilities after assuming operational authority over all of CRC’s North and South operations.

Name	2017 Annual Base Salary	2016 Annual Base Salary
Todd A. Stevens	$825,000	$825,000
Marshall D. Smith	$600,000	$600,000
Robert A. Barnes	$415,000	$400,000
Charles F. Weiss	$425,000	$425,000
Darren Williams	$450,000	$450,000

2017 Annual Incentive Design

The annual incentive component of our 2017 compensation program was designed to promote the achievement of financial, operating and strategic results that are aligned with creation of stockholder value. The performance measures were comprised of quantitative financial and operational measures for 60% of the target annual incentive and strategic and individual objective measures for 40% of the target annual incentive.

Aligning performance criteria with our strategic areas of focus for the year, the Compensation Committee approved performance measures to address CRC’s liquidity challenges, including debt reduction and the leverage covenants in our bank agreements. The Compensation Committee approved threshold, target, and maximum performance criteria based on expected results under CRC’s business plan at the time they were established in March 2017. Target performance criteria were set at levels that would represent successful execution of the 2017 business plan and maximum performance criteria were set at levels that would represent significant outperformance against the 2017 business plan.

The table below provides the weightings for each performance measure and the threshold, target, and maximum performance criteria as established by the Compensation Committee. Also shown in the table are the actual 2017 results under each quantitative performance measure and the resulting percentage of target bonus payout.

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Compensation Discussion and Analysis

Performance Measure (1)	Component Weighting (a)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	2017 Results	Component Payout as Percent of Target (b)	Resulting % of Target Bonus Payout (a) x (b)
Investment Value Creation Index (VCI)	5%	1.1	1.3	1.5	1.71	200%	10.00%
Operations Production Production Costs per BOE G&A Expenses	5% 5% 5%	127 $19.25 $280	130 $18.75 $270	133 $17.75 $250	129.4 $18.68 $268	90% 107% 110%	4.50% 5.35% 5.50%
Health, Safety & Environmental (HSE)	5%
- Combined IIR (33%)		0.55	0.50	0.45	0.62	0%	0.00%
- Spill prevention rate (33%)		99.9993%	99.9995%	99.9997%	99.9999%	200%	3.33%
- Increase in net water supplied to Ag (33%)		182%	209%	236%	289%	200%	3.33%
Liquidity - EBITDAX - Interest Coverage - Debt	10% 10% 15%	$676 1.00 $5.00	$710 1.20 $4.75	$782 1.60 $4.50	$761 1.92 $5.3	171% 200% 0%	17.08% 20.00% 0.00%
Total Quantitative Measures	60%					115.17%	69.09%
Strategic and Individual Objectives	40%	Multiple Individual Measures				0% - 200%	0% - 80%
					Range of Potential Payouts	69.09% - 149.09%
					Negative Discretion Applied by Compensation Committee	-
					Final Payout Range	69.09% - 149.09%
(1)	Descriptions of the performance measures are as follows:

Performance Measure	Description
Value Creation Index

We use a Value Creation Index (VCI) metric for project selection and capital allocation across our portfolio of opportunities. We calculate VCI for each of our projects by dividing the net present value of the project’s expected pre-tax cash flow over its life by the present value of the investments, each using a 10% discount rate.

Production	Total production in thousands of barrels of oil equivalent per day (BOEPD)
Production Costs per BOE	Adjusted production cost per barrel of oil equivalent (BOE)
G&A Expenses	Total adjusted general and administrative expense (millions)
HSE – Combined IIR	Injury and illness incidence rate of employees and contractors
HSE – Spill Prevention Rate	Ratio of (BOE produced minus net reportable oil spill volume) to BOE produced
HSE – Increase in net water supplied to Ag	Water supplied to agriculture divided by fresh water purchased
EBITDAX	Consolidated EBITDAX (millions) per our Credit Agreement (as per Credit Agreement)
Interest Coverage	Interest expense ratio (EBITDAX divided by interest expense per Credit Agreement)
Debt	Debt principal amount (billions)

All executives were subject to the same Investment, Operations, Health, Safety and Environmental, and Liquidity quantitative measures. The actual 2017 results against these goals yielded a payout of 115.17% of target for the quantitative measures portion of the annual incentive.

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Compensation Discussion and Analysis

2017 Annual Incentive Targets

The Compensation Committee reviewed the annual incentive targets for each of our NEOs against Peer Group market data, and with consideration to internal equity. In February 2017, the Compensation Committee determined that the 2017 annual incentive targets for the NEOs other than the CEO remained appropriate at the 2016 levels. For the CEO, the Compensation Committee determined that an increase was warranted to bring his target in line with the Peer Group median.

Name	2017 Annual Incentive Target	2016 Annual Incentive Target
Todd A. Stevens	110%	100%
Marshall D. Smith	100%	100%
Robert A. Barnes	90%	90%
Charles F. Weiss	75%	75%
Darren Williams	90%	90%

2017 Individual Annual Incentive Results

For each of our NEOs, the executive’s performance in 2017 was considered against his strategic and individual objectives in determination of the payout amounts under the 2017 Annual Incentive as described below. Each of the NEOs had individual objectives covering the following areas:

-	Execution of strategic plan and initiatives
-	Debt management
-	Quality and consistency of risk management efforts
-	Results of ongoing and planned regulatory approval processes
-	Outreach and dialogue with stakeholders on key community and public policy issues
-	Succession planning and leadership development
-	Stockholder relations

Todd A. Stevens – President and Chief Executive Officer

Objective Area	Accomplishments and Actions
Execution of strategic plan and initiatives

Executed two large upstream joint ventures that made an immediate impact through proving up additional inventory and de-risking existing inventory.

Opportunistically executed on hedging strategy targeting 50% of oil production, underpinning cash flows and maximizing liquidity.

Instilled organizational focus on defending margins, base production, VCI and life of field planning.

Initiated restructuring of organization to further focus on VCI and management of cash margins by pushing down decision making and focusing on employee ownership, responsibility and accountability to allocate human capital to the most valuable projects.

Outreach and dialogue with stakeholders on key community and public policy issues

Developed and maintained working relationships with all key policy and decision makers in the state so that CRC is well respected by all levels of government and is at the table on every important issue.

Championed community involvement through company support for employee engagement in the communities where we live and work.

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Compensation Discussion and Analysis

Stockholder relations

Participated in 12 equity and 2 debt conferences during 2018, along with 5 non-deal road shows.

Hosted an analyst day, which was voted 2nd best analyst day by Institutional Investor magazine.

Met one-on-one with over 400 different investors throughout 2017.

Continued to receive positive feedback from our largest holders and expanded our high net worth investor base.

Quality and consistency of risk management efforts

Constantly reinforced safety culture and importance of environmental protection, resulting in achievement of record or near record environmental performance with respect to spills, air emissions, and water delivered to agriculture.

Succession planning and leadership development

Strengthened mentor program by creating structure with senior advisors in the engineering and geoscience functions to ensure future leaders have access to resources to develop as leaders.

Initiated formal leadership training program for future leaders.

Marshall D. Smith – Senior Executive Vice President and Chief Financial Officer

Objective Area	Accomplishments and Actions
Debt management

Completed significant amendment of CRC’s senior bank facility on favorable terms, requiring 100% approval from 29 financial institutions, providing “clear runway” for CRC, and positioning for further delevering activities and potential JVs.

Completed debt offering on favorable terms for CRC to pay down bank facility and achieve desired covenant relief.

Stockholder relations

Effectively communicated with both equity and fixed income investors (including banks) on CRC’s value proposition and strategic direction.

Developed and maintained critical relationships necessary to facilitate negotiations on debt management.

Robert A. Barnes – Executive Vice President – Operations

Objective Area	Accomplishments and Actions
Execution of strategic plan and initiatives

Delivered production within 1% of plan and opex under target.

Drilled 228 wells vs. 107 in original plan, achieving a VCI in excess of 1.7.

Delivered company record or near record operational performance with respect to environmental objectives - spills, air emissions, and water delivered to agriculture.

Succession planning and leadership development	Exceptional job mentoring succession planning candidates and future leaders.
Outreach and dialogue with stakeholders on key community and public policy issues	Sponsored community outreach teams touching thousands of people in local communities where CRC operates.

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Compensation Discussion and Analysis

Charles F. Weiss – Executive Vice President – Public Affairs

Objective Area	Accomplishments and Actions
Quality and consistency of risk management efforts

Delivered effective risk evaluation, mechanical integrity and HSE assessment programs for significant pipelines and facilities, supporting achievement of record or near record environmental performance with respect to spills, air emissions, and water delivered to agriculture.

Outreach and dialogue with stakeholders on key community and public policy issues	Oversaw timely and consistent outreach with stakeholders to strengthen communities, forge alliances, resolve questions, and facilitate CRC’s operations.
Results of ongoing and planned regulatory approval processes	Obtained essential permits and approvals in a cost-effective and constructive manner to maintain current operations and prepare for a ramp-up in future activities.
Execution of strategic plan and initiatives	Led Public Affairs and HSE functions to deliver exceptional direct, timely, professional support to Operations and Business Development in executing CRCs strategic plan.
Succession planning and leadership development	Enhanced professional development process for Public Affairs and HSE functions.

Darren Williams – Executive Vice President – Exploration

Objective Area	Accomplishments and Actions
Execution of strategic plan and initiatives

Executed exploration program with a finding cost of less than $1 per BOE.

Negotiated and executed four farmout agreements, with funding for four committed exploration wells with potential to grow to eight.

Produced net 3P resources of 6 million BOE with modest net capital.

Identified new prospects that increased conventional exploration portfolio of unrisked prospective resources by over 40%.

Developed advanced seismic workflows, supported internal training of all geophysicists on pre-stack seismic inversion.

Supported participation and messaging of Geoscience function in industry conferences demonstrating the quality of CRC assets and technical capabilities.

Based on the Compensation Committee’s performance assessment of our CEO and the CEO’s assessments of the other NEOs against their respective Strategic and Individual objectives, the

Compensation Committee approved the following 2017 annual incentive payouts:

Name	Base Salary	Target (% of Salary)	(a) Target in $	(b) Quantitative Component $ [60% * (a) * 115.17%]	(c) Individual Component Result (% of target)	(d) Individual Component $ [40% * (a) * (c)]	(e) Total Payout $ [(b) + (d)]	Total % of Target [(e) / (a)]

Todd A. Stevens	$825,000	110%	$907,500	$627,100	150%	$542,900	$1,170,000	129%
Marshall D. Smith	$600,000	100%	$600,000	$414,600	181%	$435,400	$850,000	142%
Robert A. Barnes	$415,000	90%	$373,500	$258,100	112%	$166,900	$425,000	114%
Charles F. Weiss	$425,000	75%	$318,750	$220,300	196%	$249,700	$470,000	147%
Darren Williams	$450,000	90%	$405,000	$279,900	167%	$270,100	$550,000	136%

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Compensation Discussion and Analysis

2017 Long-Term Incentives

The extraordinarily severe industry conditions continued into the first half of 2017 and prompted the Compensation Committee to continue the 2016 design of our performance-based long-term incentive awards to address the following objectives:

•

Retention of our management team in light of the substantial erosion of realizable pay caused by the linkage of the long-term incentive program to the leverage, financial risk profile and volatility of the share price as a result of the debt placed on our balance sheet by Occidental.

•	Minimize stockholder dilution as a result of the continued low share prices at the time of the 2017 grants.
•	Ensure a long-term incentive risk profile consistent with long-term interests of stockholders.
•

Motivation of our executives to impact positive change in areas over which they have control, noting that the stock price performance is strongly influenced by the balance sheet leverage that is largely outside of management’s control.

For 2017, our long-term incentives were provided in a mix of time-vested restricted stock unit awards and performance-based awards, to promote retention and pay for performance. The total grant values were allocated half to time-vested restricted stock unit awards and half to performance-based awards, which are described under 2017 Performance Incentive Award below. We did not grant any stock options in 2017.

The Compensation Committee decided to increase grant date target values of our 2017 long-term incentives based on anticipated changes in competitive compensation levels among our peers with improving industry conditions and to restore values to pre-2016-reduction levels to address retention concerns. The grant date target values of our 2016 long-term incentive values were 30% lower than 2015 levels to be consistent with anticipated reductions by CRC’s peer companies during the severe downturn.

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Compensation Discussion and Analysis

2017 Restricted Stock Unit Award – The 2017 Restricted Stock Unit Award (RSU Award) is a stock-based, stock-settled long-term incentive award intended to primarily promote retention and enhance alignment with stockholder interests through development of ownership in the Company with time-vested payouts, with one-third of the units vesting at the end of each year during the three-year period commencing at the grant date.

2017 Performance Incentive Award – The 2017 Performance Incentive Award (PIA Award) is a cash-based, cash-settled long-term performance award with performance measures based 50% on CRC’s unit costs per BOE relative to industry peers with similar cost structures and 50% on VCI, both measured over a three-year period. This award structure addressed the above concerns as follows:

•

The performance measures for the 2017 PIA Award continue to focus the management team on making decisions that will enhance stockholder value over the long term. Utilization of the VCI measure drives our capital allocation decisions to ensure that we focus spending on the highest return projects over the long term as compared to our annual incentive VCI measure that rewards spending decisions for the one-year period. The relative cost performance metrics ensure that management continues to control costs and maximize our margins over the long term relative to our peers. These factors are within management’s control.

•

The cash-based nature of the PIA Award reduced the overall risk profile and volatility of the total compensation program since the target performance award value is not directly linked to the stock price. The amounts that will be realized by the executives will be driven solely by the results attained against the performance measures. While these awards do not have the direct stockholder alignment that a stock-based award would have, the Compensation Committee determined that (a) success in achieving these performance measures should contribute directly to improved stock price performance and is within management’s control and (b) stockholder interests would be better served in this extraordinary situation by promoting retention of the current management team.

•	The cash-settled nature of the PIA Award eliminates the potential stockholder dilution that would have been created by granting stock-settled performance awards in a low stock price environment.

The peer companies chosen for the relative unit cost performance measures under these awards were selected based upon companies with similar asset and operating cost characteristics to CRC, rather than similar size to CRC as used for compensation benchmarking purposes. The peer companies selected by the Compensation Committee for the 2017 PIA Award are: Anadarko Petroleum Corporation, BP p.l.c., Canadian Natural Resources Limited, Cenovus Energy Inc., Chevron Corporation, ConocoPhillips Company, Denbury Resources Inc., Exxon Mobil Corporation, Hess Corporation, Husky Energy Inc., Imperial Oil Limited, Marathon Oil Company, Occidental Petroleum Corporation, Royal Dutch Shell plc, and Suncor Energy Inc. This peer group was not used for compensation benchmarking purposes.

Grant amounts related to the 2017 PIA Awards do not appear in the Summary Compensation Table (SCT) for 2017 on page 59, since they are not equity-based awards. Rather, the cash amounts earned, if any, under the awards will appear in the SCT for 2020, respectively, the years the awards will be paid.

The PIA Award will vest at the end of three years from the grant date based on achieved performance against pre-determined performance criteria. The following table summarizes key features of the PIA Award granted to our named executive officers.

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Compensation Discussion and Analysis

Key Terms of the 2017 Performance Incentive Award

	Award Feature	Unit Cost Component	Value Creation Index (VCI) Component
	Component Weight	50%	50%
	Performance Period	January 1, 2017 – December 31, 2019	January 1, 2017 – December 31, 2019
Performance Measure

Change in CRC Cost per barrel of oil equivalent (“BOE”) minus Change in Peer Group Cost per BOE where:

•    Change in CRC Cost per BOE is the percentage change in weighted average of CRC’s Cost per BOE for the years 2017, 2018 and 2019, weighted by CRC’s production for each year compared to CRC’s Cost per BOE for the year 2016.

•    Change in Peer Group Cost per BOE is the percentage change in the average of the Cost per BOE for the peer companies for 2017, 2018 and 2019 compared to the Average Cost per BOE for the peer companies for 2016.

•    Cost per BOE is the sum of production costs and general and administrative expenses measured on a per-BOE basis.

Cumulative VCI calculated as the weighted average of the VCI results for 2017, 2018, and 2019, weighted based on discounted capital invested for each year.
	Vesting Date	February 12, 2020
	Form of Payout	Cash
Payout Range (1)	Threshold Payout	75% of Target	75% of Target
	Performance Resulting in Threshold Payout	Change in CRC cost per BOE compared to change in Peer Group cost per BOE not more than +10%	Cumulative VCI of 1.1
	Target Payout	100% of Target	100% of Target
	Performance Resulting in Target Payout	Change in CRC cost per BOE equal to change in Peer Group cost per BOE	Cumulative VCI of 1.3
	Maximum Payout	200% of Target	200% of Target
	Performance Resulting in Maximum Payout	Change in CRC cost per BOE compared to change in Peer Group cost per BOE at most -10%	Cumulative VCI of 1.5 or higher
(1)	Payouts interpolated for performance results between threshold and target or target and maximum.

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Compensation Discussion and Analysis

2018 Compensation Program

In February 2018, the Compensation Committee made 2018 compensation program design decisions focused on paying for performance, retention of the current management team and managing shareholder dilution with the continued low stock price.

Compensation Program Changes Made for 2018

The Compensation Committee considered feedback received through stockholder outreach and made the following changes to the compensation program for 2018:

•	Reduced the strategic and individual objective portion of the annual incentive to 20%
•	Increased the portion of compensation that is performance-based by granting stock options in place of a portion of the long-term incentive that was time-vested restricted stock
•	Changed the long-term performance-based award to be equity-based

2018 Compensation Program Elements

Our 2018 compensation program for our CEO and other NEOs is comprised of the following elements, which are discussed in more detail below:

2018 CEO COMPENSATION PROGRAM ELEMENTS

2018 Annual Incentive Design

The annual incentive component of our 2018 compensation program was designed to promote the achievement of financial, operating and strategic results that are aligned with creation of stockholder value. Based on feedback from stockholders to reduce the qualitative portion of the award, the performance measures were comprised of quantitative financial and operational measures for 80% of the

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2018 PROXY STATEMENT

Compensation Discussion and Analysis

target annual incentive and qualitative individual objective measures for 20% of the target annual incentive.

Aligning performance criteria with our strategic areas of focus for the year, the Compensation Committee approved performance measures designed to encourage decision making that will enhance stockholder value creation. The Compensation Committee approved performance criteria based on expected results under CRC’s business plan at the time they were established in February 2018. Target performance criteria were set at levels that would represent successful execution of the 2018 business plan, and maximum performance criteria were set at levels that would represent significant outperformance against the 2018 business plan.

The table below provides the weightings for each performance measure as established by the Compensation Committee.

Performance Measure (1)	Component Weighting
Investment Value Creation Index (VCI)	20%
Operations Production Production Costs Absolute	5% 5%
Health, Safety & Environmental (HSE)	10%
- Combined IIR (33%)
- Spill prevention rate (33%)
- Increase in net water supplied to Ag (33%)
Liquidity EBITDAX Debt	20% 20%
Total Quantitative Performance Measures	80%
Strategic and Individual Objectives	20%
Total	100%

(1)	Descriptions of the quantitative performance measures are as follows:

Performance Measure	Description
Value Creation Index

We use a Value Creation Index (VCI) metric for project selection and capital allocation across our portfolio of opportunities. We calculate VCI for each of our projects by dividing the net present value of the project’s expected pre-tax cash flow over its life by the present value of the investments, each using a 10% discount rate.

Production	Total production in thousands of barrels of oil equivalent per day (BOEPD)
Production Costs	Absolute production cost
HSE – Combined IIR	Injury and illness incidence rate of employees and contractors
HSE – Spill Prevention Rate	Ratio of (BOE produced minus net reportable oil spill volume) to BOE produced
HSE – Increase in net water supplied to Ag	Water supplied to agriculture divided by fresh water purchased
EBITDAX	EBITDAX (millions)
Debt	Net debt amount (billions)

All executives are subject to the same Investment, Operations, Health, Safety and Environmental, and Liquidity quantitative measures.

2018 Long-Term Incentives

For 2018, the long-term incentives consist of a mix of time-vested restricted stock unit awards and performance-based awards, to promote retention and pay for performance. The total grant date values were allocated 40% to time-vested restricted stock unit awards and 60% to performance-based awards.  The performance-based awards consist of performance stock unit awards and stock options.

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Compensation Discussion and Analysis

2018 Restricted Stock Unit Award – The 2018 Restricted Stock Unit Award (RSU Award) is a stock-based, stock- and cash- settled long-term incentive award intended to primarily promote retention and enhance alignment with stockholder interests through development of ownership in the Company with time-vested payouts, with one-third of the units vesting at the end of each year during the three-year period commencing at the grant date. The RSU Award will be settled 60% in shares and 40% in cash with required tax withholding taken first from the cash portion of the payout.

2018 Performance Stock Unit Award – The 2018 Performance Stock Unit Award (PSU Award) is a stock-based, stock- and cash-settled long-term performance award with performance measures based 50% on CRC’s unit costs per BOE relative to industry peers with similar cost structures and 50% on VCI, both measured over a three-year period. For payouts up to the target number of units, the PSU Award will be settled 60% in stock and 40% in cash. For payouts greater than the target number of units, the payout of units in excess of target will be settled in cash. Required tax withholding on payouts will be taken first from the cash portion of the payouts.

The performance measures for the 2018 PSU Award continue to focus the management team on making decisions that will enhance stockholder value over the long term. Utilization of the VCI measure drives our capital allocation decisions to ensure that we focus spending on the highest return projects over the long term as compared to our annual incentive VCI measure that rewards spending decisions for the one-year period. The relative cost performance metrics ensure that management continues to control costs and maximize our margins over the long term relative to our peers. These factors are within management’s control.

The peer companies chosen for the relative unit cost performance measures under these awards are the same as those selected by the Compensation Committee for the 2017 PIA Award as shown on page 47.

The PSU Award will vest at the end of three years from the grant date based on achieved performance against pre-determined performance criteria.

2018 Stock Options – The Compensation Committee granted stock options as part of the 2018 long-term incentive awards to further align executives with stockholders. The 2018 stock options were granted with an exercise price that was 10% above stock price on the grant date. The options will vest one-third at the end of each year during the three-year period commencing on the grant date and remain exercisable until the end of the seventh year following the grant date.

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Compensation Discussion and Analysis

Our Executive Compensation Process

Role of Compensation Committee

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). In its oversight role, the committee is responsible for making compensation decisions involving our CEO and other executive officers and evaluating performance for compensatory purposes.

Role of Management

Our CEO, Chairman and Vice President of Compensation and Benefits provided input to the Compensation Committee with respect to executive compensation, key job responsibilities, achievement of performance objectives and compensation program design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business and personnel, compensation programs and competitive environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters, and meets in executive session to discuss such matters outside of the presence of our management. During 2017, the Compensation Committee held three executive sessions.

Role of Independent Compensation Consultants

The Compensation Committee retained Meridian as its independent compensation consultant in January 2015, after considering all factors relevant to Meridian’s independence from our management and members of our Compensation Committee and determining that it was independent and without conflicts of interest under the Securities and Exchange Commission rules and the NYSE Listed Company Manual standards.

In 2017, the compensation consultant was responsible for reviewing our executive compensation program, assisting in the design of our annual and long-term incentive programs and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies and other factors. Representatives of the compensation consultant participated in all meetings of the committee during 2017, including executive sessions without management. The compensation consultant provided no other services to CRC.

Use of Compensation Data

Over the course of the year, our Compensation Committee analyzed the comparative total compensation of our executive officers. To facilitate this analysis, the compensation consultant provided the committee with comparative compensation data that included base salaries, annual incentive opportunities, and long-term incentive opportunities. This information reflected recent publicly available information and other market data. We believe that it provided our Compensation Committee with a sufficient basis to analyze the comparative total compensation of our executive officers.

Other Compensation and Benefits

In addition to the components of the executive compensation program described above, we provide the following programs to our named executive officers.

Qualified Defined Contribution Plan–All of our employees, including our named executive officers, are eligible to participate in a tax-qualified, defined contribution plan. The defined contribution plan provides for periodic cash contributions by us based on annual cash compensation and employee deferrals. Employees are permitted to contribute into the plan a percentage of their annual salary and bonus up to the annual limit set by IRS regulations. Employees are able to direct their account balances to a variety of investments.

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Compensation Discussion and Analysis

Nonqualified Defined Contribution Plans–Substantially all employees, including our named executive officers, whose participation in our qualified defined contribution plan is limited by applicable tax laws are eligible to participate in our supplemental savings plan (the “SSP”), a nonqualified defined contribution plan, which provides additional retirement benefits outside of those limitations.

Annual allocations for each participant are generally intended to restore the amounts that would have been contributed to our qualified defined contribution plan but for certain tax law limitations, and certain employer allocations are subject to a vesting schedule that requires the completion of three years of service. Vested account balances will be payable following separation from service.

Interest on SSP account balances is allocated monthly to each participant’s account based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor.

In addition, we sponsor a supplemental retirement plan (the “SRP II”), which was established for purposes of the assumption by us of certain liabilities under the Occidental Petroleum Corporation Supplemental Retirement Plan II, including those for all of our named executive officers. All account balances under the SRP II are fully vested at all times and are credited with interest on a monthly basis based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor. No additional allocations are made under the SRP II other than the crediting of interest.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations are to be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan–Certain management and other highly compensated employees (including each of our named executive officers) are eligible to participate in our nonqualified deferred compensation plan (the “DCP”). Under the DCP, participants are able to elect to defer a portion of their base salary and annual bonus for a given year. Each year, we will allocate an additional amount to a DCP participant’s account equal to the sum of 7% (which is immediately vested) and 12% (which is subject to a vesting schedule that requires the completion of three years of service) of the compensation deferred by the participant under the DCP to restore amounts that are not contributed to the qualified and nonqualified defined contribution plans due to such deferral of compensation under the DCP. Deferred amounts will earn interest based on the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency plus 2%, converted to a monthly allocation factor. Vested account balances will be payable following separation from service, or upon attainment of a specified age elected by the participant.

Tax Preparation and Financial Planning–Our executives, including each of the named executive officers, are eligible to receive reimbursement, up to certain annual limits, for income tax preparation, financial planning and investment advice, including legal advice related to tax and financial matters.

Insurance–We offer a variety of health coverage options to all employees. Named executive officers participate in these plans on the same terms as other employees. In addition, for executives, including the named executive officers, we pay for an annual comprehensive physical examination. We provide all employees with life insurance equal to twice the employee’s base salary. We also provide executives, including the named executive officers, with excess liability insurance coverage.

Severance Benefits–We maintain a notice and severance pay plan that, in connection with a qualifying termination of employment, provides for up to 12 months of base salary and other insurance coverage, depending on years of service, for non-bargained employees, including the named executive officers.

Employee Stock Purchase Plan–We adopted the California Resources Corporation 2014 Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2015, which provides our employees (including our named executive officers) the ability to purchase shares of our common stock at a price equal to 85%

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Compensation Discussion and Analysis

of the closing price of a share of our common stock as of the first day of each offering period or the last day of each offering period, whichever amount is less.

The maximum number of shares of our common stock which may be issued pursuant to the ESPP is 1,000,000, subject to adjustment pursuant to the terms of the ESPP. In addition, participants in the ESPP are subject to certain limits on the number of shares that can be purchased in any given year and during any given offering period under the ESPP.

Corporate Aircraft Use–Executives and directors may use the Company’s fractional interest in aircraft for personal travel, if space is available. The named executive officers and directors reimburse CRC for personal use of the Company’s fractional interest in aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations), or income is imputed and the executive or director is reimbursed for related taxes.

Conversion of Occidental Long-Term Incentive Awards in Connection with Spin-off in 2014

Each long-term incentive award with respect to Occidental common stock that was held by our named executive officers was converted upon the Spin-off into an award of shares of CRC’s restricted common stock (an “RSA”), with the number of shares determined based upon the trading price of Occidental’s common stock preceding the Spin-off and our common stock following the Spin-off. Performance-based awards were converted based on target performance payout for awards with more than one year remaining in the performance period, or at actual performance payout (as determined by the Occidental Compensation Committee) for awards with less than one year remaining in the performance period. The converted RSAs are subject to time-based vesting requirements the same as the time-based vesting requirements that were applicable to the corresponding Occidental award and performance-based vesting requirements established by the CRC Compensation Committee.

The RSAs held by our named executive officers are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of our stock on the award certification date, as applicable, with the possibility of no payout if the performance criteria are not met. These are long-term awards with two-year and three- to seven-year performance periods, as applicable, that, based on achievement of performance criteria, will vest or become non-forfeitable between 2018 and 2021.

As discussed in the Realizable Pay Analysis section above, the realizable pay under these converted Occidental awards has decreased over 70% from the time of the Spin-off, due to the decrease in CRC’s stock price from $73.70 on CRC’s first day of trading to $19.44 as of December 29, 2017.

Key Compensation Policies and Practices

Stock Ownership Guidelines

We have minimum stock ownership guidelines for senior executives. The target direct and indirect ownership level for the Chief Executive Officer is six times annual base salary, and for the other named executive officers, is three times annual base salary. Executives have five years to attain their required ownership levels. Since the Spin-off occurred on November 30, 2014, the named executive officers have until November 30, 2019 to meet the target ownership levels.

Clawback Policy

Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by a named executive officer whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive compensation generally includes any cash, equity, equity-based or other award under the LTIP, or an annual bonus or annual incentive plan of the Company.

Anti-Hedging and Anti-Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees, including the named executive officers, are prohibited from hedging, buying or selling options, engaging in short sales, or

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Compensation Discussion and Analysis

trading prepaid variable forwards, equity swaps, exchange funds, forward-sale contracts, collars or other derivatives or monetizations on Company securities. In addition, all directors, officers and employees, including named executive officers, may not pledge or mortgage Company securities as collateral for a loan, or hold Company securities in a margin account.

Compensation Risk Management

Our compensation programs are designed to motivate and reward our employees for their performance during the current year and over the long term, and for taking appropriate business risks to enhance CRC’s business performance. The Compensation Committee has analyzed CRC’s employee compensation programs and policies and believes that they are not reasonably likely to have a material adverse effect on CRC. CRC’s compensation programs do not encourage unnecessary or excessive risk-taking and any potential risk that the executive compensation program could influence behavior that would be inconsistent with the overall interests of CRC and its stockholders is mitigated by several factors:

•	Target compensation mix utilizes a balance of salary, annual incentives and long-term equity compensation vesting over three years
•	Transparent financial and operational metrics that are readily ascertainable from publicly-filed information
•	External performance metrics, such as relative costs per BOE, for a portion of the long-term performance-based incentive awards
•	Forfeiture and clawback provisions for incentive award compensation in the event of a restatement of our financial statements or violation of CRC’s Code of Business Ethics

Tax Considerations

Together with the Compensation Committee, the Company carefully reviews and takes into account current tax regulations as they relate to the design of our compensation programs and related decisions.  Prior to the enactment of tax reform legislation signed into law on December 22, 2017, which was originally known as the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limited a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs, unless the compensation was performance-based as defined under federal tax laws. Subject to certain transitional rules, the TCJA has repealed the exemption for performance-based compensation from the deduction limitation of Section 162(m) of the Code for taxable years beginning after 2017. The Compensation Committee historically reviewed and considered the deductibility of our executive compensation programs; and provided compensation that was not fully deductible when necessary to retain and motivate certain executive officers and when it was in the best interest of the Company and our stockholders. To the extent compensatory awards are not covered by the transitional rules, the performance-based exception to the deduction limitation under Section 162(m) of the Code will no longer be available to the Company and annual compensation paid to certain executives in excess of $1 million will not be deductible.

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Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2018 Annual Meeting of Stockholders.

Compensation Committee,

Justin A. Gannon

Harry T. McMahon

Avedick B. Poladian

February 21, 2018

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Executive Compensation Tables

Executive Compensation Tables

On May 31, 2016, we completed a reverse stock split using a ratio of one share of common stock for every ten shares then outstanding. Share and per share amounts included herein have been adjusted to reflect this reverse split.

Summary Compensation Table (SCT)

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus	Awards (1)	Awards (1)	Compensation (2)	Earnings (3)	Compensation (5)	Total
Todd A. Stevens	2017	$825,000	$0	$2,400,000	$0	$1,170,000	$19,178	$440,483	$4,854,661
President and Chief	2016	$772,962	$0	$1,684,375	$0	$1,310,000	$15,248	$335,923	$4,118,508
Executive Officer	2015	$825,000	$0	$3,650,000	$1,000,000	$756,600	$8,512	$398,874	$6,638,986
Marshall D. Smith	2017	$600,000	$0	$950,000	$0	$850,000	$2,783	$322,349	$2,725,132
Senior Executive Vice	2016	$562,154	$0	$673,750	$0	$940,000	$1,415	$307,763	$2,485,082
President and Chief	2015	$600,000	$0	$1,460,000	$400,000	$550,200	$78	$525,700	$3,535,978
Financial Officer
Robert A. Barnes(4)	2017	$415,000	$0	$625,000	$0	$425,000	$5,496	$199,800	$1,670,296
Executive Vice President–	2016	$374,769	$0	$421,098	$0	$565,000	$4,336	$325,618	$1,690,821
Operations
Charles F. Weiss	2017	$425,000	$0	$550,000	$0	$470,000	$9,126	$181,450	$1,635,576
Executive Vice President–	2016	$398,192	$0	$505,320	$0	$475,000	$7,613	$125,269	$1,511,394
Public Affairs	2015	$425,000	$0	$1,095,000	$300,000	$292,300	$4,567	$151,157	$2,268,024
Darren Williams	2017	$450,000	$0	$500,000	$0	$550,000	$1,735	$202,424	$1,704,159
Executive Vice President–	2016	$421,615	$0	$463,217	$0	$540,000	$845	$164,445	$1,590,122
Exploration	2015	$450,000	$0	$1,003,750	$275,000	$371,400	$30	$281,788	$2,381,968

(1)

The amounts shown for each year represent the grant date fair value of the awards granted in that year as computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding any estimated forfeitures, as more fully described in Note 10 (for 2017 and 2016) or Note 11 (for 2015) to Consolidated Financial Statements in CRC’s Form 10-K for the year ended December 31 of the indicated year. For 2017 and 2016, amounts reported in the Stock Awards column reflect the grant date value of restricted stock units, the vesting of which is contingent solely on the NEO’s continued service with us. For 2015, awards reported in the Stock Awards column reflect the value of both time-vested restricted stock units and performance-vested performance stock units. For all years, the ultimate payout value may be significantly less than the amount shown in the table, depending on the value of CRC stock on the award certification date. For performance stock units granted in 2015, there is a possibility of no payout depending on the outcome of the performance criteria.

(2)

The amounts shown include the executive’s annual incentive award, which was paid in the first quarter of the year following the year in which it was earned. Amounts for 2017 and 2016 do not include the Performance Incentive Awards (PIA awards) granted in February 2017 (see 2017 Long-term Incentives on page 47) and August 2016 because they are not equity-based and, therefore, will be reported, to the extent earned, in the SCT for 2020 and 2019, respectively. The target values that will be earned upon achievement of target performance goals of the 2017 and 2016 PIA awards that have not been reported in the SCT above were:

	Target Values
Name	2017	2016
Todd A. Stevens	$2,400,000	$1,750,000
Marshall D. Smith	$950,000	$900,000
Robert A. Barnes	$625,000	$437,500
Charles F. Weiss	$550,000	$525,000
Darren Williams	$500,000	$481,250
(3)

The amounts shown are the portion of each executive’s interest credited on nonqualified deferred compensation plan balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Code.

(4)	Mr. Barnes was not a named executive officer in 2015. Compensation paid for years in which the executive was not a named executive officer are not disclosed in the SCT.
(5)	The following table shows “All Other Compensation” amounts for 2017.

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All Other Compensation

	Todd A.	Marshall D.	Robert A.	Charles F.		Darren
	Stevens	Smith	Barnes	Weiss		Williams
Qualified Plan(a)	$36,000	$36,000	$36,000	$36,000		$36,000
Supplemental Plan(b)	$380,338	$262,305	$150,125	$134,625		$152,580
Personal Benefits	$24,145 (c)	$6,044 (d)	$1,669 (d)	$10,825	(e)	$1,844	(d)
Relocation Benefits	$0	$18,000	$12,006	$0		$12,000
Total	$440,483	$322,349	$199,800	$181,450		$202,424

(a)	The amount shown reflects the Company matching and retirement contributions to the qualified defined contribution savings plan–the California Resources Corporation Savings Plan (the “Qualified Plan”).
(b)

The amount shown is the Company contributions to the nonqualified defined contribution plan–the California Resources Corporation Supplemental Savings Plan (the “Supplemental Plan”), which restores amounts limited by IRS limits on the Qualified Plan. For Mr. Stevens, includes $13,395 of Company contributions to the nonqualified deferred compensation plan–the California Resources Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) for restoration of Company contributions to the Qualified Plan or the Supplemental Plan that were reduced due to the deferral of compensation under the Deferred Compensation Plan.

(c)	Includes tax preparation and financial counseling ($22,750) and excess liability insurance.
(d)	Includes tax preparation and financial counseling and excess liability insurance.
(e)	Includes tax preparation and financial counseling ($10,131) and excess liability insurance

Grants of Plan-Based Awards

The table below summarizes the following plan-based awards granted in 2017 to our NEOs: Annual Incentive Awards, Restricted Stock Unit Awards (“RSU”), and Performance Incentive Awards (“PIA”).

					All Other	Grant Date
		Estimated Future Payouts			Stock Awards:	Fair Value
		Under Non-Equity Incentive			Number of	of Stock and
		Plan Awards			Shares or Units	Option Awards
Name / Type of	Grant	Threshold	Target	Maximum
Grant	Date	($)	($)	($)	(# of Shares)	($)(3)
Todd A. Stevens
Annual Incentive(1)		$4,538	$907,500	$1,815,000
RSU	2/13/2017				127,592	$2,400,000
PIA(2)	2/13/2017	$900,000	$2,400,000	$4,800,000
Marshall D. Smith
Annual Incentive(1)		$3,000	$600,000	$1,200,000
RSU	2/13/2017				50,506	$950,000
PIA(2)	2/13/2017	$356,250	$950,000	$1,900,000
Robert A. Barnes
Annual Incentive(1)		$1,868	$373,500	$747,000
RSU	2/13/2017				33,228	$625,000
PIA(2)	2/13/2017	$234,375	$625,000	$1,250,000
Charles F. Weiss
Annual Incentive(1)		$1,594	$318,750	$637,500
RSU	2/13/2017				29,240	$550,000
PIA(2)	2/13/2017	$206,250	$550,000	$1,100,000
Darren Williams
Annual Incentive(1)		$2,025	$405,000	$810,000
RSU	2/13/2017				26,582	$500,000
PIA(2)	2/13/2017	$187,500	$500,000	$1,000,000

(1)	Payout of annual incentive ranges from 0% to 200% of target. Threshold amounts shown at 0.5% of target, calculated based on threshold payout of the lowest weighted performance metric under the award.
(2)

Payout under the PIA Awards ranges from 0% to 200% of target based on performance during the three-year period from January 1, 2017 through December 31, 2019. The threshold amount is shown at 37.5% of target, calculated based on threshold payout under one of the two performance metrics under the award. The PIA Awards will vest on February 12, 2020.

(3)

The amounts shown represent the estimated grant date fair value of the full number of units granted as computed in accordance with FASB ASC Topic 718, excluding estimated forfeitures, as more fully described in Note 10 to Consolidated and Combined Financial Statements in CRC’s Form 10-K for the year ended December 31, 2017. These units become non-forfeitable ratably over the three-year period beginning on the grant date.

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 Executive Compensation Tables

Outstanding Equity Awards at December 31, 2017

The table below sets forth the outstanding equity awards held as of December 31, 2017 by our named executive officers, including Restricted Stock Awards (RSA), Performance Stock Unit Awards (PSU), Restricted Stock Unit Awards (RSU) and Stock Option Awards (Options).

		Option Awards				Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
						Number		Plan	Payout
						of		Awards:	Value of
						Shares	Market	Number of	Unearned
		Number of	Number of			or Units	Value of	Unearned	Shares,
		Securities	Securities			of Stock	Shares or	Shares, Units	Units or
		Underlying	Underlying			That	Units That	or Other	Other Rights
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Rights That	That Have
Name / Type	Grant	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Have Not	Not Vested
of Grant	Date	Exercisable	Unexercisable	Price ($)	Date	(#)	($)(1)	Vested (#)	($)(1)
Todd A. Stevens
RSA(2)	12/1/2014							23,771	$462,108
PSU(3)	8/5/2015							66,965	$1,301,800
RSU(4)	8/5/2015					11,906	$231,453
RSU(9)	5/27/2016					72,916	$1,417,487
RSU(10)	2/13/2017					127,592	$2,480,388
Options(5)	12/1/2014	151,516	0	$81.10	11/30/2021
Options(6)	8/5/2015	44,444	22,223	$42.00	8/4/2022
Marshall D. Smith
RSA(7)	12/1/2014							17,046	$331,374
PSU(3)	8/5/2015							26,787	$520,739
RSU(4)	8/5/2015					4,763	$92,593
RSU(9)	5/27/2016					29,166	$566,987
RSU(10)	2/13/2017					50,506	$981,837
Options(5)	12/1/2014	90,910	0	$81.10	11/30/2021
Options(6)	8/5/2015	17,777	8,890	$42.00	8/4/2022
Robert A. Barnes
RSA(2)	12/1/2014							10,206	$198,405
PSU(3)	8/5/2015							16,741	$325,445
RSU(4)	8/5/2015					2,977	$57,873
RSU(9)	5/27/2016					18,229	$354,372
RSU(10)	2/13/2017					33,228	$645,952
Options(5)	12/1/2014	60,607	0	$81.10	11/30/2021
Options(6)	8/5/2015	11,111	5,556	$42.00	8/4/2022
Charles F. Weiss
RSA(2)	12/1/2014							7,133	$138,666
RSA(7)	12/1/2014							1,137	$22,103
PSU(3)	8/5/2015							20,091	$390,569
RSU(4)	8/5/2015					3,573	$69,459
RSU(9)	5/27/2016					21,875	$425,250
RSU(10)	2/13/2017					29,240	$568,426
Options(5)	12/1/2014	51,516	0	$81.10	11/30/2021
Options(6)	8/5/2015	13,333	6,667	$42.00	8/4/2022
Darren Williams
RSA(8)	12/1/2014							7,398	$143,817
RSA(7)	12/1/2014							11,364	$220,916
PSU(3)	8/5/2015							18,416	$358,007
RSU(4)	8/5/2015					3,275	$63,666
RSU(9)	5/27/2016					20,052	$389,811
RSU(10)	2/13/2017					26,582	$516,754
Options(5)	12/1/2014	60,607	0	$81.10	11/30/2021
Options(6)	8/5/2015	12,222	6,112	$42.00	8/4/2022

(1)

The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 29, 2017, the last trading day of 2017, of our common stock as reported in the NYSE Composite Transactions, which was $19.44.

(2)

CRC replacement award for award originally granted by Occidental on July 9, 2014. The shares are forfeitable until the later of July 8, 2017 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2021. As of       December 31, 2017, the performance threshold had not been achieved.

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 Executive Compensation Tables

(3)

These PSU awards are subject to the achievement of performance goals over a three-year period from July 1, 2015 to June 30, 2018. The units are forfeitable until the later of August 4, 2018 and the certification by our Compensation Committee that the achievement of the performance threshold was met.

(4)	The units vest on August 4, 2018.
(5)

The exercise price was set at 10% above the closing market price of CRC stock on the grant date, as adjusted for our 1-for-10 reverse stock split on   May 31, 2016. Unexercised options expire on November 30, 2021.

(6)

The exercise price is equal to the closing market price of CRC stock on the grant date, as adjusted for our 1-for-10 reverse stock split on May 31, 2016. The unexercisable options become exercisable on August 4, 2018. Unexercised options expire on August 4, 2022.

(7)

The shares are forfeitable until the later of November 30, 2017 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than September 30, 2021. As of December 31, 2017, the performance threshold had not been achieved.

(8)

CRC replacement award for award originally granted by Occidental on September 15, 2014. The shares are forfeitable until the later of       September 14, 2017 and the certification by our Compensation Committee that the achievement of the performance threshold was met no later than June 30, 2021. As of December 31, 2017, the performance threshold had not been achieved.

(9)	One-half of the units vest on each of the following dates: May 26, 2018 and May 26, 2019.
(10)	One-third of the units vest on each of the following dates: February 12, 2018, February 12, 2019, and February 12, 2020.

Option Exercises and Stock Vested in 2017

The following table summarizes, for our named executive officers, the CRC option and stock awards exercised or vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Todd A. Stevens	0	$0	62,593	$702,085
Marshall D. Smith	0	$0	19,345	$206,385
Robert A. Barnes	0	$0	15,645	$175,480
Charles F. Weiss	0	$0	17,921	$199,420
Darren Williams	0	$0	13,301	$141,902

(1)	The amounts shown represent the product of the number of shares acquired on vesting and the closing price on the vesting date.

2017 Nonqualified Deferred Compensation Table

The following table sets forth for 2017 the contributions, earnings, withdrawals and balances under the SSP, SRP II and the DCP in which the named executive officers participated. The named executive officers were fully vested in their respective aggregate balances shown below, which include amounts CRC assumed from Occidental plans in connection with the Spin-off. For additional information relating to these plans, see “Nonqualified Defined Contribution Plans” and “Nonqualified Deferred Compensation Plan,” above.

					Aggregate
		Executive	Company	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions	Balance
		in 2017	in 2017	in 2017	in 2017	at 12/31/2017
Name	Plan	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
Todd A. Stevens	SSP	$0	$366,943	$19,722	$0	$914,015
	SRP II	$0	$0	$45,233	$0	$1,194,565
	DCP	$70,500	$13,395	$35,891	$19,120	$959,560
Marshall D. Smith	SSP	$0	$262,305	$14,147	$0	$654,198
	SRP II	$0	$0	$689	$0	$18,196
Robert A. Barnes	SSP	$0	$150,125	$7,634	$0	$362,052
	SRP II	$0	$0	$21,322	$0	$563,112
Charles F. Weiss	SSP	$0	$134,625	$7,671	$0	$347,161
	SRP II	$0	$0	$40,323	$0	$1,064,899
Darren Williams	SSP	$0	$152,580	$8,986	$0	$402,084
	SRP II	$0	$0	$262	$0	$6,917

(1)

No employee contributions are permitted in the SSP or SRP II. The amounts reported in this column were deferred at the election of the executive and are also included in the amounts reported in the “Salary” column of the Summary Compensation Table for 2017.

(2)	Amounts represent Company 2017 contributions to the SSP and DCP and are reported under “All Other Compensation” in the Summary Compensation Table for 2017.

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 Executive Compensation Tables

(3)

The amounts reported in this column represent aggregate interest as provided in the plans that accrued during 2017 and include excess earnings which are reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table for 2017.

(4)	Distribution made in March 2017 in accordance with a specified age election described under “Nonqualified Deferred Compensation Plan” above.
(5)

The amounts reported in this column reflect the total balance of the NEO’s accounts in the plans as of December 31, 2017. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Stevens $1,358,018; Mr. Smith $654,729; Mr. Barnes $252,976; Mr. Weiss $357,607; and Mr. Williams $398,276.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $142,136.
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 59, was $4,854,661.
•	Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 35 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2017 (which is the date we chose to identify our median employee), our employee population consisted of approximately 1,450 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2018 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers.

•

We used the total compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017 as a consistently applied compensation measure to identify our median employee. We did not make any assumptions, adjustments, or estimates with respect to the W-2 wages, and we did not annualize the compensation for any employees that were not employed by us for all of 2017. We believe the use of W-2 wages, as applicable, is the most appropriate compensation measure since it includes the total taxable compensation received by our employees in 2017.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $142,136.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included on page 59 and incorporated by reference under Item 11 of Part III of our Annual Report.

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 Executive Compensation Tables

Potential Payments upon Termination or Change in Control

Summary

Payments and other benefits payable to named executive officers in various termination circumstances and a change in control are subject to certain policies, plans and agreements. Following is a summary of the material terms of these arrangements.

Under our Notice and Severance Pay Plan, employees terminated due to job elimination or relocation who are not offered continued employment by CRC are eligible for up to 12 months of base salary depending on years of service, two months of contributions pursuant to CRC’s qualified and nonqualified savings plans with immediate vesting of any unvested balances, and continued medical and dental coverage for the applicable notice and severance period at the active employee rate.

Our Long-Term Incentive Awards have provisions that, in the event of a change in control with a termination in connection with the change in control, provide for the outstanding awards granted under such plan to become fully vested and exercisable unless the plan administrator determines, prior to the occurrence of the event, that benefits will not accelerate.

Except as described in this summary and below under “Potential Payments,” we do not have any other agreements or plans that would have required us to provide compensation to our named executive officers in the event of a termination of employment or a change in control.

Potential Payments

In the discussion that follows, payments and other benefits payable upon various terminations and change in control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2017, and reflect the terms of applicable plans and long-term incentive award agreements then in effect. None of our NEOs have employment agreements. The amounts set forth below are estimates of the amounts that would have been paid to each named executive officer upon his termination. The actual amounts to be paid out can be determined only at the time of separation. The disclosures below do not take into consideration any requirements under Section 409A of the Code, which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available on a non-discriminatory basis to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•	Notice and Severance Pay Plan payments and benefits, payable if the employee’s job is either eliminated or relocated and the employee is not offered continued employment.
•	Life insurance proceeds equal to two times base salary, payable on death as available to all eligible employees.
•	Amounts vested under our plans that are qualified under Section 401(a) of the Code.
•	Amounts vested under the Nonqualified Deferred Compensation arrangements.
•	Payout of unused accrued vacation.

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 Executive Compensation Tables

The following is a summary of the payments and benefits each of our NEOs would have been entitled to receive if the event specified occurred as of December 31, 2017.

	Retirement with	Termination by	Change in
	CRC Consent, Death,	Executive or	Control with
	Disability, Termination	Termination	Termination
Benefits and Payments Upon Termination	without Cause	for Cause	as Result
Todd A. Stevens
Annual Incentive Award(1)	$1,170,000	$0	$1,170,000
RSA Awards(2)	$462,108	$0	$462,108
RSU Awards(2)	$1,249,122	$0	$4,129,328
PSU Awards(3)	$929,096	$0	$578,573
PIA Awards(4)	$1,532,009	$0	$6,225,000
Option Awards(5)	$0	$0	$0
Total	$5,342,335	$0	$12,565,009
Marshall D. Smith
Annual Incentive Award(1)	$850,000	$0	$850,000
RSA Awards(2)	$331,374	$0	$331,374
RSU Awards(2)	$496,617	$0	$1,641,416
PSU Awards(3)	$371,645	$0	$231,433
PIA Awards(4)	$704,293	$0	$2,775,000
Option Awards(5)	$0	$0	$0
Total	$2,753,929	$0	$5,829,223
Robert A. Barnes
Annual Incentive Award(1)	$425,000	$0	$425,000
RSA Awards(2)	$198,405	$0	$198,405
RSU Awards(2)	$319,888	$0	$1,058,197
PSU Awards(3)	$232,274	$0	$144,643
PIA Awards(4)	$390,354	$0	$1,593,750
Option Awards(5)	$0	$0	$0
Total	$1,565,921	$0	$3,419,995
Charles F. Weiss
Annual Incentive Award(1)	$470,000	$0	$470,000
RSA Awards(2)	$160,769	$0	$160,769
RSU Awards(2)	$323,083	$0	$1,063,135
PSU Awards(3)	$278,741	$0	$173,580
PIA Awards(4)	$409,612	$0	$1,612,500
Option Awards(5)	$0	$0	$0
Total	$1,642,205	$0	$3,479,984
Darren Williams
Annual Incentive Award(1)	$550,000	$0	$550,000
RSA Awards(2)	$364,733	$0	$364,733
RSU Awards(2)	$294,892	$0	$970,231
PSU Awards(3)	$255,515	$0	$159,116
PIA Awards(4)	$374,252	$0	$1,471,875
Option Awards(5)	$0	$0	$0
Total	$1,839,392	$0	$3,515,955

(1)

The annual incentive award provides for a pro rata payout in the event of death or disability at any time during the year and in the event of retirement with consent or termination without cause after June 30, 2017. Amount shown is the annual incentive award that would have been payable, based on the amounts that were approved by the Compensation Committee as disclosed in the Summary Compensation Table.

(2)

In the event of retirement with consent, termination without cause, death or disability, a pro rata portion of the RSA and RSU awards would be forfeited. In the event of retirement with consent or termination without cause, the remainder would remain subject to the performance criteria through the award certification date. In the event of death or disability, the remainder would become payable immediately. In the event of change in control with termination as a result of the change in control, the full awards would be payable immediately. Amounts shown represent the product of the number of shares/units that become vested upon occurrence of the indicated event and $19.44, the closing price of CRC common stock on December 29, 2017, the last trading day of the year. In the event of retirement with consent, termination without cause, death or disability, a pro rata portion of the PSU awards would be forfeited.

(3)

In the event of retirement with consent or termination without cause, the remainder would remain subject to the performance criteria through the award certification date. In the event of death or disability, the remainder would become payable immediately. In the event of change in control with termination as a result of the change in control, the awards would be payable immediately based on 100% payout of the VCI portion and actual performance on the TSR portion. Amounts shown represent the product of the number of units that would have become vested upon occurrence of the indicated event and $19.44, the closing price of CRC common stock on December 29, 2017, the last trading day of the year. The change in control amount reflects 0% payout on the TSR portion of the award.

(4)

In the event of retirement with consent or termination without cause, a pro rata portion of the PIA target incentive amount would be forfeited and the remainder would remain subject to the performance criteria through the award certification date. In the event of death or disability, a pro rata portion of the target incentive amount would become payable immediately. In the event of change in control with termination as a result of the change in control, the target incentive amount, adjusted for actual performance through the event date, would be payable immediately. The change in control amount reflects a maximum payout on the VCI portion of the award and target payout on the cost-per-barrel portion. Other amounts reflect target payout.

(5)

Under the terms of the option awards, options become (i) vested fully or prorated based upon the earlier of the executive’s termination of employment for retirement, disability, death, or involuntary termination or (ii) fully vested upon termination of employment as a result of a change in control. Option award values are $0 because in each case the option exercise price was greater than $19.44, the year-end price of CRC common stock.

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 Director Compensation

Director Compensation

Program Objectives

Our director compensation program is designed to be consistent with the programs of our peer companies. The following matters were considered important to development of our director compensation program:

•	Market practices of our peer companies targeting a compensation package that is below the median of this group.
•	The need to recruit and retain independent directors.

Program Elements

The elements of our 2017 outside director compensation program were as follows:

•	An annual cash board retainer of $100,000, paid in equal monthly installments.
•	An additional annual cash retainer of $100,000 for our Chairman.
•	An additional annual cash retainer of $25,000 for the Lead Independent Director.
•	An additional annual cash retainer of $20,000 for the audit and compensation committee chairpersons and $15,000 for the other committee chairpersons.
•	An annual equity award relating to our common stock equivalent to $150,000 on the grant date, which generally vests one year following the grant date.
•

A stock ownership guideline of five times the annual cash board retainer applies to outside directors and must be attained within five years of election to our Board of Directors. Since the Spin-off occurred on November 30, 2014, the outside directors have until November 30, 2019 to meet the target ownership levels.

2017 Compensation of Directors

The following table sets forth the total compensation for 2017 for each of the non-employee directors who served in 2017:

	Fees Earned or Paid in		Change in Pension Value and Nonqualified Deferred		All Other
Name	Cash	Stock Awards(1)	Compensation		Compensation		Total
William E. Albrecht	$200,000	$150,005	$1,791	(2)	$4,000	(3)	$355,796
Justin A. Gannon	$118,333	$150,005	$0		$0		$268,338
Ronald L. Havner, Jr.	$100,000	$150,005	$0		$0		$250,005
Catherine A. Kehr	$38,333	$0	$0		$0		$38,333
Harold M. Korell	$122,083	$150,005	$0		$7,773	(4)	$279,861
Harry T. McMahon	$100,000	$171,023	$0		$0		$271,023
Richard W. Moncrief	$115,000	$150,005	$0		$0		$265,005
Avedick B. Poladian	$100,000	$150,005	$0		$10,000	(5)	$260,005
Anita M. Powers	$33,333	$90,008	$0		$0		$123,341
Robert V. Sinnott	$115,000	$150,005	$0		$0		$265,005
Timothy J. Sloan	$16,666	$0	$0		$0		$16,666

(1)

Stock Awards represent the aggregate grant date fair value attributable to restricted stock unit (“RSU”) awards granted in 2017 determined in accordance with ASC Topic 718, excluding any estimated forfeitures. The awards were valued based on the closing price of CRC common stock on the dates of the grants, which were $18.85 per share for the grant made on March 1, 2017, $13.48 per share for the grant made on May 11, 2017, and $11.92 per share for the grant made on November 1, 2017. The number of units granted was calculated based on the target value of the grant divided by the closing price of CRC

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 Director Compensation

common stock on the date of the grant, resulting in grants of 1,115 units, 11,128 units and 7,551 units, respectively. Additional detail regarding assumptions underlying these share-based awards is included in Note 10 to the Consolidated Financial Statements in CRC’s 10-K for the year ended December 31, 2017. The RSU awards will vest at the end of one year from the grant date or, if earlier, upon the occurrence of a change in control or the outside director’s termination of service by reason of death or disability. As of December 31, 2017, each of the outside directors, except for Messrs. Albrecht and McMahon and Ms. Powers, held 11,128 restricted stock units which will vest on May 11, 2018. Mr. Albrecht held 127,678 stock options, 15,891 restricted stock units (11,128 which will vest on May 11, 2018, and 4,763 which will vest on August 4, 2018), and 47,581 performance stock units. Mr. McMahon held 12,243 restricted stock units, of which 1,115 will vest on March 1, 2018 and 11,128 will vest on May 11, 2018. Ms. Powers held 7,551 restricted stock units which will vest on November 1, 2018.

(2)

Amount shown is the portion of interest credited in 2017 on nonqualified deferred compensation balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Internal Revenue Code.

(3)	Includes charitable matching gifts ($4,000).
(4)	Amount shown is for tax reimbursements related to amounts paid by the Company for spousal travel ($3,773) and charitable matching gifts ($4,000).
(5)	Includes charitable matching gifts ($10,000).

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2018 PROXY STATEMENT

 Stock Ownership Information

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 12, 2018 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock (based on Schedule 13G or Schedule 13D filings with the SEC), (2) our named executive officers (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Class(2)
BlackRock, Inc. (3)	2,959,318	[___]
William E. Albrecht	83,631	*
Justin A. Gannon	16,449	*
Ronald L. Havner, Jr.	11,449	*
Harold M. Korell	21,449	*
Harry T. McMahon	37,645	*
Richard W. Moncrief	11,548	*
Avedick B. Poladian	13,306	*
Anita M. Powers	725	*
Robert V. Sinnott	11,448	*
Todd A. Stevens	110,372	*
Robert A. Barnes (4)	41,033	*
Marshall D. Smith	60,272	*
Charles F. Weiss (5)	32,953	*
Darren Williams	36,662	*
Executive officers and directors as a group (consisting of 18 persons)	594,167	[___]

*	Less than 1%.
(1)	Unless otherwise noted below, the address for each beneficial owner is c/o California Resources Corporation, 9200 Oakdale Avenue, 9th Floor, Los Angeles, California 91311.
(2)	Except as otherwise noted below, based on total shares outstanding of [________] as of March 12, 2018.
(3)

Based on a Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock has (i) sole voting power with respect to 2,839,027 shares of common stock, and (ii) sole dispositive power with respect to 2,959,318 shares of common stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(4)	Includes 2,475 shares of common stock held by Mr. Barnes’ spouse.
(5)	Includes 2,076 shares of common stock held in the Weiss Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our Section 16 officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Section 16 officers, directors and greater than 10% beneficial owners are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we received, we believe that, during the fiscal year ended December 31, 2017, our Section 16 officers, directors and greater than 10% beneficial owners timely complied with all applicable filing requirements of Section 16(a), except that a vesting of 3,197 shares of Restricted Stock Units for Noelle Repetti was reported late.

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2018 PROXY STATEMENT

 Proposals Requiring Your Vote

Proposals Requiring Your Vote

Proposal 1: Election of Directors

At the time of the Spin-off, our Board of Directors was temporarily divided into three classes. One of the three classes has been elected each year on a rotating basis to succeed the directors whose terms are expiring. Commencing with the election of the directors at the 2018 Annual Meeting, the Board of Directors will cease to be classified, and the directors elected at the 2018 Annual Meeting (and each annual meeting thereafter), other than those who may be elected by the holders of any series of preferred stock entitled to elect directors under specified circumstances, shall be elected for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal.

In 2018, nine directors have been nominated by the Board of Directors for reelection through the 2019 annual meeting. Mr. Havner is not standing for reelection to the Board of Directors due to concerns raised by investors relating to the time commitment required for his service on multiple boards while serving as the chief executive officer of a publicly traded company. As a result, Mr. Havner’s term will expire at the 2018 Annual Meeting, at which time the Board of Directors will be reduced from ten to nine directors.

A brief statement about the background and qualifications of each nominee is given above under “Our Board of Directors.” If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board or our Board of Directors may determine to reduce the size of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee appointed, and the Board of Directors ratified the appointment of, KPMG LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2018. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the board believes that the change would be in the best interests of CRC and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

KPMG LLP has served as our independent registered public accounting firm and audited our financial statements beginning with the fiscal year ended December 31, 2014.

CALIFORNIA RESOURCES CORPORATION    69

2018 PROXY STATEMENT

 Proposals Requiring Your Vote

Set forth below are the aggregate fees incurred by us for professional services rendered by KPMG LLP, the independent registered public accounting firm, for the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees (1)	$2,090,000	$2,150,000
Audit-Related Fees (2)	501,750	716,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,591,750	$2,866,000

(1)

Audit Fees represent the aggregate fees for professional services provided in connection with the annual audit of our financial statements included in the Form 10-K and the reviews of our quarterly financial statements.

(2)	Audit-Related Fees are primarily for the audits of our benefit plans, other audits, consents, comfort letters and certain financial accounting consultation.

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) our independent registered accounting firm provides to us. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee approved or pre-approved all such services for CRC by our independent registered accounting firm in 2017 and 2016.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, KPMG LLP, FOR FISCAL 2018.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our stockholders with an advisory (nonbinding) vote on the compensation paid to our named executive officers (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to attract and retain talented executives and also to

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 Proposals Requiring Your Vote

motivate our executives to achieve our designated goals and thereby create a successful company enhancing shareholder value. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 3 ON THE ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 4: Approval of the Second Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan

In connection with, and prior to, the Spin-off, the Company adopted the California Resources Corporation 2014 Employee Stock Purchase Plan (the “Original ESPP”), and Oxy USA Inc., as sole stockholder at the time, approved the Original ESPP. At the annual meeting in 2016, CRC stockholders approved an amendment to the 2014 Employee Stock Purchase Plan (as amended, the “Existing ESPP”). Pursuant to the terms of the Existing ESPP, our employees (including our named executive officers) are provided the ability to purchase shares of our common stock at a price equal to 85% of the closing price of a share of our common stock as of the first day of each Option Period (as defined below) or the last day of each Option Period, whichever amount is less.

The Existing ESPP provides eligible employees with the opportunity to become CRC stockholders and participate in the Company’s success, which aligns the interests of participating employees with those of stockholders. Employee participation in the Existing ESPP far exceeds market norms – approximately 25% of our employees who are eligible to participate are enrolled in the Existing ESPP.

The maximum number of shares of our common stock which may be issued pursuant to the Existing ESPP is 1,000,000, subject to adjustment pursuant to the terms of the Existing ESPP. As of March 12, 2018, there were 306,154 shares available under the Existing ESPP. Based on CRC’s stock price and historical rates of employee participation in the Existing ESPP, we believe that there may not be sufficient shares available for purchase under the Existing ESPP through the next annual meeting in May 2019. The closing price per share of our common stock on the NYSE as of March 12, 2018 was $[____].

On February 21, 2018, the Compensation Committee determined that it is in the best interest of the Company to continue to offer eligible employees the opportunity to purchase shares of our common stock and to amend the Existing ESPP (the “Second Amendment to ESPP”), subject to stockholder approval, to (i) increase the available shares of our common stock under the Existing ESPP to 1,500,000 shares, subject to adjustment pursuant to the terms of the Existing ESPP; and (ii) extend the term of the Existing ESPP through May 8, 2028 (the Existing ESPP, as amended by the Second Amendment to ESPP, referred to as the “Amended ESPP”).

The Second Amendment to ESPP will enable the Company to continue to grant purchase rights to eligible employees at levels determined appropriate by the Compensation Committee. We estimate that the addition of 500,000 shares will allow continued employee participation for one or more years. If the Second Amendment to ESPP is not approved by stockholders, the Board of Directors will suspend future employee participation in the Existing ESPP once the currently available shares are purchased.

Summary of Features of the Amended ESPP

The following is a summary of the material terms and conditions of the Amended ESPP. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Second

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2018 PROXY STATEMENT

 Proposals Requiring Your Vote

Amendment to ESPP and the Existing ESPP, copies of which are attached to this proxy statement as Annex B-1 and Annex B-2, respectively, and incorporated herein by reference.

Purpose

The Amended ESPP is intended to provide an incentive for our eligible employees to acquire or increase a proprietary interest in the Company by permitting them to acquire our common stock at a reduced price through payroll withholding.

Effective Date

The Existing ESPP was originally approved by the sole stockholder of the Company on October 6, 2014. It was amended (the “First Amendment to ESPP”) by stockholders at the annual meeting held on May 4, 2016. The proposed Second Amendment to ESPP was approved by the Board of Directors on February 22, 2018, subject to the approval of our stockholders at this Annual Meeting.

Term

The Amended ESPP shall terminate 10 years from the date the Second Amendment to ESPP is approved by stockholders. The Amended ESPP can also be terminated by our Board of Directors at any time with respect to shares of common stock for which options have not been granted.

Eligible Participants

The Amended ESPP provides that employees (including officers and employee directors) are eligible to participate with respect to an Option Period if they are employed on the first day of such period by the Company or any present or future parent or subsidiary corporation of the Company that the Compensation Committee designates as a participating company for purposes of the plan. However, any employee who would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations, immediately after an option under the Amended ESPP is granted, is not eligible to participate. As of February 28, 2018, there were approximately 1,500 eligible employees.

Securities Offered and Terms of Participation

The maximum number of shares of common stock which may be purchased by all employees under the Existing ESPP is currently 1,000,000, subject to adjustments for stock splits, stock dividends and similar transactions. The proposed Second Amendment to ESPP would increase the number of shares authorized for purchase by 500,000, for a total of 1,500,000 shares authorized under the Amended ESPP, subject to similar adjustments. Such shares may be authorized but unissued shares of common stock or shares of common stock reacquired by us, including shares of common stock purchased in the open market.

Eligible employees who elect to participate in the Amended ESPP must give instruction to the Company, or a designated broker as permitted, to withhold a specified dollar amount or percentage from their base pay during the following three-month period (periods run from January 1 to March 31, from April 1 to June 30, from July 1 to September 30 and from October 1 to December 31, and each is referred to as an “Option Period”). The exercise price for each Option Period will be the lesser of (i) eighty-five percent (85%) of the closing price per share of the common stock on the first business day of the Option Period (or the next business day if no shares have been traded on such first day), as reported by the NYSE, and (ii) eighty-five percent (85%) of the closing price per share of the common stock on the last day of the Option Period (or the next business day if no shares have been traded on such last day), as reported by the NYSE (such lesser price, the “Option Price”). We grant to each participant, on the first day of the Option Period, an option to purchase on the last day of the Option Period, at the Option Price, that number of shares of common stock that his or her accumulated payroll deductions on the last day of the Option Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Option Period.

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Participation ends automatically upon termination of employment, other than termination due to retirement, death or disability.

A participating employee may authorize a payroll deduction of any whole percentage up to but not more than fifteen percent (15%) (or such greater percentage as the Compensation Committee may designate) of his or her base pay received during each Option Period. Deductions from any employee’s compensation may not be changed during an Option Period. Under the Amended ESPP, the number of shares purchased at the end of any Option Period by any individual participant may not be more than 250 shares, subject to adjustment for stock splits, stock dividends and similar transactions. Further, no employee will be granted an option which permits the employee’s right to purchase common stock under the Amended ESPP to accrue at a rate that exceeds, during any calendar year, $25,000 of the fair market value of such stock (to be calculated based on the fair market value of the stock on the first business day of the Option Period) for each calendar year in which such option is outstanding at any time.

An employee may withdraw from participation prior to the end of any Option Period. Upon such a withdrawal, the Company will refund, without interest, the entire remaining balance of the employee’s payroll deductions.

An option granted under the Amended ESPP is not transferable except by will or the laws of descent and distribution and shall be exercisable only by the eligible employee to whom the option is granted, except in the case of the death of the eligible participant.

The Compensation Committee may specify with respect to the shares purchased under a particular Option Period a period of time during which the purchased shares of common stock may not be sold or otherwise transferred, except in limited circumstances.

Administration

The ESPP is administered by the Compensation Committee of the Board of Directors, and may be amended by our Board of Directors from time to time in any respect; provided, however, that no amendment which would materially impair the rights of an eligible participant with respect to the current Option Period may be made without the consent of the eligible participant.

United States Federal Income Tax Consequences

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, but is not intended to be a “qualified plan” under Code Section 401(a). Unlike a “qualified plan” under Code Section 401(a), payroll deductions to purchase common stock under the Amended ESPP are not excluded from an employee’s gross income. Rather, the employee is taxed on the amount of the payroll deduction when it is earned.

As noted above, each participating employee is granted an option on the first day of the Option Period, which is automatically exercised if the employee is still a participant on the last day of the Option Period. An employee will not recognize income on the grant or exercise of an option under the Amended ESPP. Instead, an employee is subject to tax when the shares are sold or otherwise disposed of (as described in the next two paragraphs).

If the employee does not dispose of the shares of common stock for at least two years from the grant of an option under the Amended ESPP and for at least one year from the exercise of the option, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the common stock at the time of disposition or death over the Option Price, or (ii) fifteen percent (15%) of the fair market value of the common stock on the first day of the Option Period. In the case of a disposition by sale or gift, the sum of the ordinary income plus the Option Price will be the employee’s tax basis in the common stock. In the case of death, the basis of the common stock in the hands of the decedent’s estate is subject to special valuation rules. An employee will recognize long-term

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capital gain (or loss) to the extent the sale proceeds exceed (or are exceeded by) the tax basis. If the sale proceeds are less than the Option Price, the employee will not recognize any ordinary income upon disposition, and any loss that the employee incurs on the sale will be a capital loss.

If shares of common stock purchased under the Amended ESPP are sold by an employee within two years after the option is granted or within one year after the option is exercised, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the Option Price. This amount plus the Option Price will be the employee’s tax basis in the common stock. The difference between the sale proceeds and the tax basis will be treated as capital gain (or loss), which may be long or short-term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of an early disposition, a compensation deduction is allowed to us in an equal amount.

The final Treasury Regulations under Code Section 409A provide that the grant of an option under an employee stock purchase plan (described in Code section 423) does not constitute a deferral of compensation. Accordingly, the interest and penalty provisions of Code Section 409A should not apply to the Amended ESPP, so long as the Amended ESPP satisfies the requirements of Code Section 423.

The foregoing summary of the U.S. federal income taxation with respect to the grant, purchase and disposal of common shares under the Amended ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside. The applicable tax rules are complex and may change, and income tax consequences may vary depending on a participating employee’s particular circumstance. Therefore, each participating employee should consult with his or her tax advisor concerning his or her participation in the Amended ESPP.

New Plan Benefits

The benefits to be received by our executive officers and employees under the Amended ESPP are not determinable because, under the terms of the Amended ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the Amended ESPP. Directors who are not employees do not qualify as eligible employees and thus cannot participate in the Amended ESPP. Future purchase prices are not determinable because they will be based upon the closing market price per share of the common stock, as reported by the NYSE, on either the first business day of the applicable Option Period or the last day of the applicable Option Period, depending on which closing market price is lower.

Securities Authorized for Issuance Under Equity Compensation Plans

Our stock-based compensation plans were initially approved by our sole stockholder prior to the Spin-off, and the First Amendment to ESPP was approved by our stockholders at the annual meeting in 2016. A description of the plans can be found in Note 10 of our Annual Report on Form 10-K. The aggregate number of shares of our common stock authorized for issuance under stock-based compensation plans for our employees and non-employee directors is 5.7 million, of which approximately 4.3 million had been issued or reserved through January 31, 2018.

The following is a summary of the securities available for issuance under such plans:

a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	b)	Weighted-average exercise price of outstanding options, warrants and rights	c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
2,906,623		$69.95 (1)		1,414,162 (2)

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 Proposals Requiring Your Vote

(1)	Exercise price applies only to approximately 1.1 million options included in column (a) and not to any other awards.
(2)	Includes 306,154 shares subject to rights to purchase common stock under the Existing ESPP at 85% of the lower of the market price at (i) the start of a quarter and (ii) the end of a quarter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 4 TO APPROVE THE SECOND AMENDMENT

TO THE CALIFORNIA RESOURCES CORPORATION 2014

EMPLOYEE STOCK PURCHASE PLAN.

Proposal 5(a), Proposal 5(b) and Proposal 5(c): Approval of Amendments to the Certificate of Incorporation to Change Each Supermajority Stockholder Vote Requirement to a Majority Vote Requirement

The Company’s Amended and Restated Certificate of Incorporation, as amended most recently as of May 31, 2016 (the “Charter”), provides in part that:

(1)  Following the date when CRC’s classified board structure expires pursuant to the terms of the Charter, directors may only be removed at any time (a) for Cause upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of CRC entitled to vote generally for the election of directors and (b) without Cause upon the  affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote generally for the election of directors, in the case of each of (a) and (b), acting at a meeting of the stockholders;

(2)  CRC’s Amended and Restated Bylaws (the “Bylaws”) may not be altered, amended, restated or repealed by the stockholders except by the vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote thereon; and

(3) Any alteration, amendment, repeal or restatement of the Fifth Article, the Sixth Article, the Seventh Article, the Eighth Article, the Tenth Article, the Eleventh Article, the Twelfth Article or the Thirteenth Article of the Charter will require the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote thereon.

Our Board of Directors reviews corporate governance practices on a continuing basis. In light of evolving practices and stockholder input, our Board of Directors has determined that it is in the best interests of the Company and its investors to seek to amend the Charter to change each of the supermajority voting requirements to a requirement for an affirmative vote of a majority of outstanding shares. The majority voting requirements will give stockholders enhanced flexibility to change the Company’s governing documents, while ensuring that fundamental changes made by stockholders will be acceptable to the holders of a majority of stockholders. Our Board of Directors will retain the ability to amend the Bylaws.

The proposed amendments may, if adopted, make it easier for one or more stockholders to change the Company’s corporate governance and, therefore, make it more difficult for our Board of Directors to protect other stockholders’ interests. Nevertheless, there are other actions that our Board of Directors can take to protect stockholders’ interests on such occasions.

Our Board of Directors is proposing these amendments for the reasons described above. It does not otherwise have any current plans to amend the Bylaws or any of the Charter provisions described below that currently require a supermajority vote, or to take or propose to take any action contemplated by such provisions, except that if Proposal 5(b) passes, then effective at the same time the Charter changes, the

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Bylaws will be immediately amended to conform the Bylaws to the Charter and to provide that the Bylaws may be amended by stockholders by the affirmative vote of a majority of outstanding shares. The general description of provisions of our Charter and Bylaws and the proposed amendments set forth here and below are qualified in their entirety by reference to the text of Appendices C-1, C-2 and C-3.

The Board recommends that the STOCKholders vote

to approve each of the three proposals.

Proposal 5(a): Change the Supermajority Vote Requirement for Stockholders to Remove Directors Without Cause to a Majority Vote Requirement

The Fifth Article (Section 3) of the Charter currently requires the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote for the election of directors in order for directors to be removed without Cause by the stockholders following the date when CRC’s classified board structure expires pursuant to the terms of the Charter. If the stockholders approve this Proposal 5(a), then the Fifth Article (Section 3) of the Charter will allow stockholders to remove directors with or without Cause upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of CRC generally entitled to vote for the election of directors. Appendix C-1 shows the proposed changes to the Fifth Article (Section 3) of the Charter.

The Board recommends that the STOCKholders vote

“for” Proposal 5(a) to Change the Supermajority

Vote Requirement for STOCKholders to Remove

Directors Without Cause to a Majority Vote Requirement.

Proposal 5(b): Change the Supermajority Vote Requirement for Stockholders to Amend the Bylaws to a Majority Vote Requirement

The Eighth Article of the Charter currently provides that the stockholders can amend the Bylaws only by the affirmative vote of the holders of at least 75% of voting power of the outstanding shares of stock of CRC entitled to vote thereon. If the stockholders approve this Proposal 5(b), then the Eighth Article of the Charter will allow stockholders to amend the Bylaws by an affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of CRC entitled to vote thereon.

In addition, if the stockholders approve this Proposal 5(b), then effective at the same time the Charter changes, the Bylaws will be immediately amended to conform the Bylaws to the Charter and provide that the Bylaws may be amended by stockholders by the affirmative vote of a majority of outstanding shares. Currently, Section 8.1 of the Bylaws provides that the stockholders can amend the Bylaws only by the affirmative vote of at least 75% in voting power of the outstanding shares of CRC entitled to vote thereon. The Board has amended the Bylaws, contingent and effective upon a filing of a certificate of amendment of the Eighth Article of the Charter with the Secretary of the State of Delaware in accordance with this Proposal 5(b). If the Board’s amendment becomes effective upon the effectiveness of the Charter amendment following stockholder approval of this Proposal 5(b), the Bylaws will allow stockholders to amend the Bylaws by the affirmative vote of a majority of outstanding shares of stock of CRC entitled to vote thereon.

Therefore, if this Proposal 5(b) is approved by the stockholders, all of the supermajority voting requirements in the Charter and Bylaws regarding the amendment of the Bylaws will be replaced with an

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affirmative vote of a majority of outstanding shares of stock standard. Appendix C-2 shows the proposed changes to the Eighth Article of the Charter.

The Board recommends that the STOCKholders vote

“for” Proposal 5(b) to Change the Supermajority

Vote Requirement for STOCKholders to Amend

the Bylaws to a Majority Vote Requirement.

Proposal 5(c): Change the Supermajority Vote Requirement for Stockholders to Amend Certain Provisions of the Amended and Restated Certificate of Incorporation to a Majority Vote Requirement

The Tenth Article of the Charter currently requires the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC in order for stockholders to amend certain Charter provisions. These are:

•	The Fifth Article, which addresses various provisions regarding the Board, including with respect to the removal of directors (as set forth in Proposal 5(a));
•	The Sixth Article, which requires stockholders to act by meeting;
•	The Seventh Article, which provides that special meetings of stockholders may only be called by the Chief Executive Officer, the Chairman of the Board or the Board of Directors;
•	The Eighth Article, which addresses amendments to the Bylaws (as set forth in Proposal 5(b));
•	The Tenth Article, which addresses amendments to the Charter (as set forth in this Proposal 5(c));
•	The Eleventh Article, which selects the forum for certain disputes;
•	The Twelfth Article, which addresses director interests in certain business opportunities; and
•	The Thirteenth Article, which states that Section 203 of the Delaware General Corporation Law applies to CRC.

If the stockholders approve this Proposal 5(c), then the Tenth Article of the Charter will allow stockholders to amend the provisions of the Charter described above by an affirmative vote of the outstanding shares of stock of CRC entitled to vote thereon. Appendix C-3 shows the proposed changes to the Tenth Article of the Charter.

The Board recommends that the STOCKholders vote

“for” Proposal 5(c) to Change the Supermajority

Vote Requirement for STOCKholders to Amend

Certain Provisions of the Amended and

Restated Certificate of Incorporation

to a Majority Vote Requirement.

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Proposals Requiring Your Vote; Stockholder Proposals and Other Company Information

Therefore, if Proposal 5(a), 5(b) and 5(c) are approved by the stockholders, all of the supermajority voting requirements in the Charter and Bylaws will be replaced with an affirmative vote of a majority of outstanding shares of stock standard.

Stockholder Proposals and Other Company Information

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at our 2019 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Corporate Secretary at the address below not later than November 27, 2018.

For proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8, as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board of Directors or a proposal of any other business to be properly brought before the 2019 annual meeting of stockholders, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than the close of business January 9, 2019 and not later than the close of business February 8, 2019. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Section 2.9 of our Bylaws and should be sent in writing to:

California Resources Corporation
Attention: Corporate Secretary

27200 Tourney Road, Suite 315

Santa Clarita, California 91355

Detailed information for submitting recommendations for director nominees is available upon written request to our Corporate Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

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Stockholder Proposals and Other Company Information

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by calling (866) 659-2647 or (718) 921-8124 (for international callers) or you may contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

2017 Annual Report

Our 2017 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2017 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.astproxyportal.com/ast/20758 and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the request of such person to the following:

TELEPHONE:	888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers)
EMAIL:	help@astfinancial.com
WEBSITE:	https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

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 Annex A Reconciliation of Non-GAAP Measures and Other Information

Annex A
Reconciliation of Non-GAAP Measures and Other Information

Adjusted EBITDAX

The following tables present a reconciliation of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of adjusted EBITDAX:

($ in millions)	2017
Net income (loss)	$(266)
Interest and debt expense, net	343
Income tax benefit	-
Depreciation, depletion and amortization, excluding noncontrolling interests	535
Exploration expense	22
Adjusted income items before interest and taxes	79
Other non-cash items	48
Adjusted EBITDAX	$761

Net cash provided by operating activities	$248
Cash interest	396
Exploration expenditures	20
Other changes in operating assets and liabilities	76
Other, net	21
Adjusted EBITDAX	$761

We define adjusted EBITDAX as earnings before interest expense; income taxes; depreciation, depletion and amortization; exploration expense; and other unusual, out-of-period and infrequent items and other non-cash items. Our management believes adjusted EBITDAX provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry, the investment community and our lenders. While adjusted EBITDAX is a non-GAAP measure, the amounts included in the calculation of adjusted EBITDAX were computed in accordance with GAAP. This measure is a material component of certain of our financial covenants under our 2014 revolving credit facility and is provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP.

Free Cash Flow

The following table presents a reconciliation of the GAAP financial measure of operating cash flow to the non-GAAP financial measure of free cash flow (after working capital):

($ in millions)	2017
Net cash provided by operating activities	$248
Capital investment	(371)
Changes in capital accruals	27
Free cash flow, after working capital	$(96)
BSP funded capital investment	96
Free cash flow, excluding BSP funded capital	$-

CALIFORNIA RESOURCES CORPORATION   A-1

2018 PROXY STATEMENT

 Annex B-1 Second Amendment to ESPP

Annex B-1

Second Amendment to ESPP

SECOND AMENDMENT TO THE

CALIFORNIA RESOURCES CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, CALIFORNIA RESOURCES CORPORATION (the “Company”) has heretofore adopted the CALIFORNIA RESOURCES CORPORATION 2014 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

1.The first sentence of Section 6 of the Plan shall be deleted and the following shall be substituted therefor:

“Subject to the provisions of Section 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 1,500,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan.”

2.The second sentence of Section 15 of the Plan shall be deleted and the following shall be substituted therefor:

“Except with respect to options then outstanding, if not sooner terminated under the provisions of Section 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after May 8, 2028.”

3.The amendments to the Plan set forth in paragraphs 1 and 2 hereof shall be effective as of May 9, 2018, provided that this Second Amendment to the Plan is approved by the stockholders of the Company on such date.

4.As amended hereby, the Plan is specifically ratified and reaffirmed.

CALIFORNIA RESOURCES CORPORATION   B-1-1

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

Annex B-2

Existing ESPP

CALIFORNIA RESOURCES CORPORATION

2014 EMPLOYEE STOCK PURCHASE PLAN

(As Amended by the First Amendment Effective as of May 4, 2016
and Adjusted to Reflect a Reverse Stock Split on May 31, 2016)

Section 1. Purpose

The California Resources Corporation 2014 Employee Stock Purchase Plan is intended to provide an incentive for employees of California Resources Corporation and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company’s common stock. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

Section 2. Definitions

Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) “Board” means the Board of Directors of the Company or a duly authorized committee thereof.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Company” means California Resources Corporation, a Delaware corporation.

(e) “Date of Exercise” means the last day of each Option Period.

(f) “Date of Grant” means January 1, 2015, and, thereafter, the first day of each successive April, July, October, and January.

(g) “Eligible Compensation” means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), or (ii) a cafeteria plan (within the meaning of Section 125 of the Code). Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, equity-based compensation, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis).

(h) “Eligible Employee” means, with respect to each Date of Grant, each employee of the Company or a Participating Company as of such Date of Grant;  provided, however,  that the Committee may from time to time prior to a Date of Grant elect to exclude employees of the Company and the Participating Companies who would otherwise be “Eligible Employees” pursuant to the preceding provisions of this Section 2(h) with respect to the Option Period beginning on such Date of Grant (and any subsequent Option Periods as determined by the Committee) so long as such exclusion is permitted under Section 423 of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

CALIFORNIA RESOURCES CORPORATION   B-2-1

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

(j) “Option Period” means the three-month period beginning on each Date of Grant.

(k) “Option Price” shall have the meaning assigned to such term in Section 8(b).

(l) “Participating Company” means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to Section 4.

(m) “Plan” means this California Resources Corporation 2014 Employee Stock Purchase Plan, as amended from time to time.

(n) “Restriction Period” means the period of time, if any, during which shares of Stock acquired by a participant under the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in Section 8(d).

(o) “Stock” means the Company’s common stock, par value $0.01 per share.

Section 3. Administration of the Plan

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall make such decisions or determinations and take such actions in its sole discretion, and all such decisions, determinations and actions made or taken by the Committee pursuant to this and the other sections of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action made or taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

Section 4. Participating Companies

The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan at any time. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation at any time.

Section 5. Eligibility

Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

Section 6. Stock Subject to the Plan

Subject to the provisions of Section 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan shall not exceed 1,000,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares

CALIFORNIA RESOURCES CORPORATION   B-2-2

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

Section 7. Grant of Options

(a) In General. Commencing on January 1, 2015, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan;  provided, however , that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except as provided in Section 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to Section 7(d), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with Section 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, rounded down to the nearest whole share;  provided, however,  that the maximum number of shares of Stock that may be subject to any option for a participant may not exceed 250 (subject to adjustment as provided in Section 13), and any payroll deductions in excess of the amount required to purchase such maximum number of shares of Stock shall be returned to the participant as soon as administratively practicable after the Date of Exercise relating to such option.

(b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee may participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee and with respect to each Date of Grant, a payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of such Date of Grant, and whereby he designates an integral percentage of his Eligible Compensation (or, in lieu of an integral percentage and if permitted by the Committee, a specified whole dollar amount) to be deducted from his Eligible Compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than one percent nor exceed 15 percent (or such greater percentage as the Committee may establish from time to time before a Date of Grant).

(c) Changes in Payroll Authorization. The payroll deduction authorization referred to in Section 7(b) may not be changed during the Option Period. However, a participant may withdraw from the Plan as provided in Section 9.

(d) $25,000 Limitation. No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

(e) Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation §1.421-1(h)(2), a participant’s elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation §1.421-1(h)(2), then such participant’s payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this Section 7(e), then for purposes of the Plan he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of Section 9. Further, notwithstanding the preceding provisions of this Section 7(e), if a participant takes a leave of absence that is

CALIFORNIA RESOURCES CORPORATION   B-2-3

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

described in the first or third sentence of this Section 7(e) and such leave of absence exceeds three months, then for purposes of the Plan he shall be considered to have withdrawn from the Plan pursuant to the provisions of Section 9 and terminated his employment on the first day immediately following such three-month period.

Section 8. Exercise of Options

(a) General Statement. Subject to the limitation set forth in Section 7(d), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent his accumulated, unused payroll deductions under the Plan are sufficient to purchase at the applicable Option Price whole shares of Stock and to the extent the issuance of Stock to such participant upon such exercise is lawful, and such amount of payroll deductions as is equal to the aggregate Option Price for all such whole shares shall be deducted from the Participant’s account under the Plan and applied to the purchase of the shares and payment therefor. Any amount relating to such option that remains in his account under the Plan representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such participant had contributed such amount by payroll deduction to the Plan during such Option Period for the option that relates thereto; provided, however, if such participant did not affirmatively elect to participate in the Plan for such next Option Period as provided in Section 7(b), then such amount shall be returned to such participant as soon as administratively feasible after the applicable Date of Exercise. If the total number of shares of Stock for which options are exercised on any Date of Exercise exceeds the maximum number of shares then available for sale under the Plan, then the Company shall allocate the available shares by reducing participants’ designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a participant under the Plan shall be refunded to him promptly.

(b) “Option Price” Defined. The term “Option Price” shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded). Notwithstanding the preceding sentence, in the event the Stock is not listed on the New York Stock Exchange at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, subject to applicable law and the requirements of any stock exchange or other marketplace on which the Stock is then listed.

(c) Delivery of Shares. As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise, in the aggregate, by all of the participants hereunder. Such custodian shall keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Plan, and shall provide each participant with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any commission or agency (whether U.S. or foreign) authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

(d) Restrictions on Transfer. The Committee may from time to time specify with respect to a particular grant of options the Restriction Period, if any, that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of three months after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to

CALIFORNIA RESOURCES CORPORATION   B-2-4

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the participant who has purchased such shares;  provided, however , that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this Section 8(d) shall cease to apply and the participant may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his account under the Plan that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this Section 8(d) and to assure compliance with applicable laws.

Section 9. Withdrawal from the Plan

(a) General Statement. Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

(b) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

Section 10. Termination of Employment

(a) General Statement. Except as provided in Section 10(b), if the employment of a participant with the Company or any present or future parent or subsidiary corporation of the Company terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment and thereupon his interest in unexercised options under the Plan shall terminate. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

(b) Termination by Retirement, Death or Disability. If the employment of a participant terminates after such participant has attained age 65 or due to such participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant’s personal representative, as applicable, shall have the right to elect either to:

(i) withdraw all of such participant’s accumulated unused payroll deductions under the Plan; or

(ii) exercise such participant’s option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of whole shares of Stock which such participant’s accumulated, unused payroll deductions under the Plan at the date of termination of employment will purchase at the applicable Option Price (subject to Section 7(d)), and receive a payment from the Company promptly after such

CALIFORNIA RESOURCES CORPORATION   B-2-5

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

exercise in the amount of such participant’s payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

The participant or, if applicable, such personal representative, must make such election by giving notice to the Company at such time and in such manner as the Company prescribes. In the event that no such notice of election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected as set forth in clause (ii) above.

Section 11. Restriction Upon Assignment of Option

An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom the option is granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

Section 12. No Rights of Stockholder Until Exercise of Option

With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder, until such option has been exercised and the shares subject to such option have been delivered to the custodian pursuant to Section 8. With respect to an individual’s Stock held by the custodian pursuant to Section 8, the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual’s account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the individual’s voting rights attributable thereto.

Section 13. Changes in Stock; Adjustments

Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action shall be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

If the Company shall not be the surviving corporation in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee, which date shall be on or before the effective date of such merger, consolidation or other business combination or reorganization or such dissolution or liquidation, and (ii) upon such effective date all unexercised options, if any (and determined after taking into account the exercise described in the preceding clause (i)), shall expire and the Company promptly shall refund to each participant the amount of such participant’s payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

Section 14. Use of Funds; No Interest Paid

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant.

CALIFORNIA RESOURCES CORPORATION   B-2-6

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

Section 15. Term of the Plan

The Plan shall be effective upon the date it is approved by OXY USA Inc. in its capacity as the sole stockholder of the Company. Except with respect to options then outstanding, if not sooner terminated under the provisions of Section 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after May 3, 2026.

Section 16. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would materially impair the rights of the optionee without the consent of such optionee.

Section 17. Securities Laws

The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state, local or foreign laws, rules or regulations, or the requirements of any stock exchange or other marketplace upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares.

Any action by an Eligible Employee to commence participation or withdraw from the Plan, to change his payroll deduction authorization, or to sell or otherwise trade any shares of Stock in his account under the Plan, shall be subject to compliance with applicable securities laws and regulations, including laws and regulations concerning the use of material undisclosed information. Further, any such action and all Stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 18. No Restriction on Corporate Action

Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

Section 19. Miscellaneous Provisions

(a) Parent and Subsidiary Corporations. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

(b) Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

CALIFORNIA RESOURCES CORPORATION   B-2-7

2018 PROXY STATEMENT

 Annex B-2 Existing ESPP

(c) Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

(d) Not a Contract of Employment; No Acquired Rights. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant’s terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

(e) Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a non-U.S. jurisdiction if (i) the grant of an option under the Plan to a citizen or resident of such jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(g) Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Delaware except to the extent preempted by federal law.

(h) Electronic and/or Telephonic Documentation and Submission. Any of the payroll deduction authorizations, notices, forms, designations and other documents referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

(i) Taxes. Any income taxes, withholding taxes or other levies on income of an Eligible Employee applied by any federal, state, local or foreign government arising from the Plan or the Eligible Employee’s participation therein shall be paid by such Eligible Employee, including, without limitation, any such taxes payable on (i) any amount contributed by an Eligible Employee to the purchase of shares of Stock, (ii) the benefit derived from acquiring shares of Stock at an Option Price that is less than the fair market value of such shares, and (iii) the transfer of shares of Stock to the Eligible Employee or a person designated by the Eligible Employee, including a sale or other disposition of the shares.

Each of the Company and any Participating Company, as applicable, is authorized to deduct, or cause to be deducted, from any amounts payable to an Eligible Employee, either under the Plan or otherwise, any amounts which are required to be withheld on account of taxes, and all such amounts shall be remitted to the appropriate government authority in accordance with applicable federal, state, local or foreign law. Each of the Company and any Participating Company, as applicable, may also undertake any other action reasonably necessary to permit compliance with applicable tax withholding laws, including, without limitation, withholding a portion of the shares of Stock otherwise deliverable to or for the account of an Eligible Employee or requiring, as a condition to the transfer of shares of Stock to the Eligible Employee or a person designated by the Eligible Employee, payment of any applicable withholding tax.

CALIFORNIA RESOURCES CORPORATION   B-2-8

2018 PROXY STATEMENT

 Annex C-1 Proposal 5(a) Amendment to Certificate of Incorporation

Annex C-1

Proposal 5(a) Amendment to Certificate of Incorporation

Proposed Amendment to the Amended and Restated Certificate of Incorporation of California Resources Corporation (Proposal 5(a))

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended May 31, 2016, as proposed to be amended by “Proposal 5(a)—Change the Supermajority Vote Requirement for Stockholders to Remove Directors Without Cause to a Majority Vote Requirement.”  Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

FIFTH . . .

3. Removal of Directors. Prior to and through the date on which the Classified Board Expiration Time occurs, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, any director may be removed only for Cause, upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. Upon the Classified Board Expiration Time, any director may be removed at any time, with or without Cause, ~~(a) for Cause~~ upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors ~~and (b) without Cause upon the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, in the case of each of (a) and (b)~~, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. “Cause” shall mean the director’s (i) conviction of a serious felony involving moral turpitude or a violation of federal or state securities laws; (ii) the commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) adjudication as legally incompetent by a court of competent jurisdiction.

CALIFORNIA RESOURCES CORPORATION   C-1-1

2018 PROXY STATEMENT

 Annex C-2 Proposal 5(b) Amendment to Certificate of Incorporation

Annex C-2

Proposal 5(b) Amendment to Certificate of Incorporation

Proposed Amendment to the Amended and Restated Certificate of Incorporation of California Resources Corporation (Proposal 5(b))

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended May 31, 2016, as proposed to be amended by “Proposal 5(b)—Change the Supermajority Vote Requirement for Stockholders to Amend the Bylaws to a Majority Vote Requirement.”  Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, restate or repeal the bylaws of the Corporation; provided, however, that, the provisions of this Article Eighth notwithstanding, the bylaws of the Corporation shall not be altered, amended, restated or repealed by the stockholders of the Corporation except by the vote of holders of at least ~~75%~~a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

Change to Bylaws Adopted by the Board of Directors, Effective Upon Filing of Certificate of Amendment to the Amended and Restated Certificate of Incorporation To Reflect Amendments Set Forth Above (Proposal 5(b))

SECTION 8.1 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed (A) by resolution adopted by a majority of the directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting or (B) at any regular or special meeting of the stockholders upon the affirmative vote of at least ~~75%~~a majority in voting power of the outstanding shares of the Corporation entitled to vote thereon if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

CALIFORNIA RESOURCES CORPORATION   C-2-1

2018 PROXY STATEMENT

 Annex C-3 Proposal 5(c) Amendment to Certificate of Incorporation

Annex C-3

Proposal 5(c) Amendment to Certificate of Incorporation

Proposed Amendment to the Amended and Restated Certificate of Incorporation of California Resources Corporation (Proposal 5(c))

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended May 31, 2016, as proposed to be amended by “Proposal 5(c)—Change the Supermajority Vote Requirement for Stockholders to Amend Certain Provisions of the Amended and Restated Certificate of Incorporation to a Majority Vote Requirement.”  Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

TENTH: Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation), the approval by a majority of the directors then in office and the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, shall be required to amend, alter, restate or repeal any provision of this Amended and Restated Certificate of Incorporation~~; provided, further, that any alteration, amendment, repeal or restatement of Article Fifth, Article Sixth, Article Seventh, Article Eighth, this Article Tenth, Article Eleventh, Article Twelfth or Article Thirteenth shall require the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, in addition to the approval by a majority of the directors then in office~~.

CALIFORNIA RESOURCES CORPORATION   C-3-1

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ANNUAL MEETING OF STOCKHOLDERS OF CALIFORNIA RESOURCES CORPORATION May 9, 2018 PROXYVOTINGINSTRUCTIONSINTERNET -Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. See Admission Ticket on reverse side. GO GREEN -e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANYNUMBERACCOUNTNUMBERNOTICEOFINTERNETAVAILABILITYOFPROXYMATERIALS:TheNoticeofMeeting,proxystatementandproxycardareavailableathttp://www.astproxyportal.com/ast/20758Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THEBOARDOFDIRECTORSRECOMMENDSAVOTE"FOR"THEELECTIONOFALLNOMINEESFORDIRECTOR,AND"FOR"PROPOSALS2,3,4,5(a),5(b)and5(c).PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx1. Election of nine director nominees: FOR AGAINST ABSTAIN William E. Albrecht 2. Justin A. Gannon 3. Harold M. Korell 4. Harry T. McMahon Richard W. Moncrief Avedick B. Poladian Anita M. Powers 6. Robert V. Sinnott Todd A. Stevens To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method. Signature of Stockholder Date: FOR AGAINST ABSTAIN Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Advisory vote to approve named executive officer compensation. Approval of the Second Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan. 5(a).Change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement. 5(b).Change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement. 5(c).Change the supermajority vote requirement for stockholders to amend certain provisions of the Amended and Restated Certificate of Incorporation to a majority vote requirement. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for director in Proposal 1, and “FOR” Proposals 2, 3, 4, 5(a), 5(b), and 5(c). Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSIONTICKETIf you plan to attend the annual meeting of stockholders, you will not be admitted to the meeting without valid government-issued photo identification (such as a driver’s license or passport) and this admission ticket or other proof of stock ownership as of March 12, 2018, the record date. 0 CALIFORNIA RESOURCES CORPORATION Proxy for Annual Meeting of Stockholders on May 9, 2018 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Todd A. Stevens and William E. Albrecht as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of California Resources Corporation held of record by the undersigned at the close of business on March 12, 2018 at the Annual Meeting of Stockholders to be held Wednesday, May 9, 2018 at 11:00 a.m. Pacific Time at the Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301, and at any adjournment thereof. (Continued and to be signed on the reverse side.) 1.1 14475